As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-206626

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

GWG HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-2222607
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul D. Chestovich Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200

Copies to:

GWG Holdings, Inc.

Jon R. Sabes

Chief Executive Officer

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Tel: (612) 746-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Dominic Baldini Emerson Equity LLC 155 Bovet Road, Suite 725 San Mateo, CA 94402 Tel: (650) 312-0200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

__________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Redeemable Preferred Stock, par value $.001 per share	100,000	$1,000	$100,000,000	$11,620
Common Stock, par value $.001 per share(2)(3)	—	—	—	—

____________

(1)      Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)      We also are registering hereunder an indeterminate number of shares of Common Stock that may be issuable upon the conversion of the Redeemable Preferred Stock. The shares of Common Stock issuable upon conversion of the Redeemable Preferred Stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.

(3)      Pursuant to Rule 416 under the Securities Act of 1933, such number of shares of Common Stock registered hereby also shall include an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events or adjustments in the number of shares issuable as provided in the Certificate of Designation for the Redeemable Preferred Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2015

GWG HOLDINGS, INC.

Maximum of 100,000 Shares of Redeemable Preferred Stock

GWG Holdings, Inc., through its subsidiaries, invests in life insurance assets in the secondary marketplace. Our objective is to earn returns from our investments in life insurance assets that are greater than the costs necessary to purchase, finance and service those policies to their maturity.

We are offering a maximum of 100,000 shares of our Redeemable Preferred Stock, par value $.001 per share, referred to as our “Redeemable Preferred Stock.” Each share of Redeemable Preferred Stock has an initial Stated Value of $1,000 per share, and up to 15% of the Stated Value is convertible into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days prior to the date of conversion, subject to a minimum conversion price of $15.00 (subject to adjustment).

The Redeemable Preferred Stock will be sold at a public offering price of $1,000 per share. The Redeemable Preferred Stock will not be issued or certificated. The Redeemable Preferred Stock will rank senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Redeemable Preferred Stock will have no voting rights.

Our common stock trades on The NASDAQ Capital Market under the symbol “GWGH.”

We are an “emerging growth company” under applicable law and are subject to reduced public company reporting requirements. Please read the disclosures on page 5 of this prospectus for more information. Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and those on page 13 of this prospectus and in any applicable prospectus supplement before investing in our securities.

Please read this prospectus before investing and keep it for future reference. We file annual, quarterly and current reports with the SEC. This information will be available free of charge by contacting us at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 or by phone at (612) 746-1944 or on our website at www.gwglife.com. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering
Public offering price	$1,000	$100,000,000
Selling commissions(1)(3)	$60	$6,000,000
Additional compensation(2)(3)	$20	$2,000,000
Proceeds, before expenses, to us	$920	$92,000,000

____________

(1)      Selling commissions will equal 6.00% of aggregate gross proceeds, and will be payable to each soliciting broker-dealer authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.

(2)      Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.00% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

(3)      The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of our aggregate gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

The dealer manager of this offering is Emerson Equity LLC. The dealer manager is not required to sell any specific number or dollar amount of Redeemable Preferred Stock, but will use its “reasonable best efforts” to sell the Redeemable Preferred Stock offered. The minimum permitted purchase is generally $10,000, but we may accept purchases of less than $10,000 in our discretion. We expect to sell up to 100,000 shares of Redeemable Preferred Stock in this continuous offering. We may terminate this offering at any time or may offer Redeemable Preferred Stock pursuant to a new registration statement.

We will sell Redeemable Preferred Stock through Depository Trust Company, or DTC, settlement, and through direct settlement with the Company. See “How to Purchase Redeemable Preferred Stock” and “Plan of Distribution” for a description of this settlement method.

EMERSON EQUITY LLC

as Dealer Manager

The date of this prospectus is            , 2015

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

ABOUT THIS PROSPECTUS

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of Redeemable Preferred Stock. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus and certain information that is incorporated by reference. You should read this prospectus, the related exhibits filed with the SEC, together with additional information described below under “Where You Can Find More Information,” and the documents which are incorporated, or deemed to be incorporated, by reference into this prospectus. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our Redeemable Preferred Stock. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. Each prospective investor should consult its, his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to purchasing the Redeemable Preferred Stock. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this prospectus have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

HOW TO PURCHASE REDEEMABLE PREFERRED STOCK

If, after carefully reading this entire prospectus, obtaining any other information requested and available, and being fully satisfied with the results of pre-investment due-diligence activities, you would like to purchase Redeemable Preferred Stock, you may purchase of Redeemable Preferred Stock through DTC (Depository Trust Company) settlement or direct settlement with the Company.

For DTC settlement, your broker-dealer must be a participant in the DTC system. In such a case, you can place an order for the purchase of Redeemable Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds will be placed to facilitate your purchase in this offering. Orders will be executed by your broker-dealer electronically and you must coordinate with your broker-dealer’s registered representative to pay the full purchase price for the Redeemable Preferred Stock by the final settlement date. Orders may be placed at any time, and the final settlement date will be the date on which your purchase is accepted and consummated, which we anticipate will ordinarily occur on a monthly basis. You will be credited with ownership of shares of Redeemable Preferred Stock on the settlement date. Your purchase price for the Redeemable Preferred Stock purchased in this way will not be held in escrow.

When settling a purchase directly with the Company, you will send your completed and executed Subscription Agreement, together with your subscription amount, to us at the address listed below. Your subscription amount should be paid through a certified check or personal check payable to the order of “GWG Holdings, Inc.—Subscription Account.” In lieu of paying by check, you may wire your subscription amount to the account referenced below.

i

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

Wire Instructions
GWG Holdings, Inc. — Subscription Account
Account: 500027347
Routing: 091310521
Bank Name: Bell State Bank & Trust

If you are working with a broker-dealer or other investment professional, your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the shares of Redeemable Preferred Stock you have purchased.

COVERED SECURITY

Our Redeemable Preferred Stock is a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of Redeemable Preferred Stock is exempt from state registration.

FREQUENTLY ASKED QUESTIONS ABOUT THIS OFFERING

What is this offering?

GWG Holdings, Inc. is offering to sell 100,000 shares of Redeemable Preferred Stock at $1,000 per share. This stock will pay a 7.00% per annum cumulative dividend. The stock will be callable at GWG’s discretion once it has been outstanding for at least one year. After the stock has been outstanding for at least one year, investors may redeem this stock once per calendar quarter in an amount up to 25% of the Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon), subject, however, to an applicable redemption fee. In addition, investors may themselves elect to convert some of their preferred shares into GWG’s common stock.

Are there minimum purchase requirements for this offering?

The Redeemable Preferred Stock will sell for $1,000 per share. The minimum purchase is 10 shares and there is no maximum purchase. There is no aggregate minimum number of shares that must be subscribed for, or related proceeds that must be received, before we can accept subscriptions and access investor funds.

What do you mean by “preferred stock?”

Preferred stock means that, in the event of the liquidation of our Company, the holder of this stock will receive preferential treatment as compared to holders of certain other stock or equity in the Company. In this case, the holders of this preferred stock would receive payment of accrued and declared but unpaid dividends, plus the Stated Value of their preferred stock (i.e., the original purchase price), before the holders of junior equity such as our common stock. This preferred stock will also entitle its holders to preferred dividends, meaning that dividends on this stock must be paid prior to dividend payments being made to holders of junior equity such as our common stock. This preferred stock does not, however, have any voting rights.

Will I be able to receive any of my dividend payments in the form of additional shares of preferred stock?

Yes. You may receive dividend payments in cash if there are no restrictions on the payment of such dividends arising under applicable law, our borrowing agreements or our Certificate of Incorporation, as amended. Nevertheless, we may at our election choose to pay dividends in the form of additional shares of preferred stock. In addition, you may choose to receive dividends in the form of additional shares of preferred stock by notifying us prior to any payment date for dividends. In this regard, dividends, if paid, will be declared and paid on a monthly basis. You may change your election to receive dividends in the form of additional shares of preferred stock (back to cash, or vice versa) once per calendar year.

Are the dividends paid on this stock taxable?

Yes, the dividends you receive on this stock are taxable in the period in which you receive the dividends. We believe that dividends paid on this stock may be eligible for taxation as “qualified dividend income,” which means a tax rate of 15–20% may apply to this income depending on the ordinary income marginal tax bracket in which an investor is taxed. Investors will receive an IRS form 1099-DIV for the tax year in which a dividend is paid. Investors should consult with their own tax advisor regarding tax consequences.

Is my investment guaranteed?

No. As with almost any investment, there is a risk of loss. Before you invest in our Redeemable Preferred Stock you should read the entire prospectus and understand the risks associated with this investment. In particular, you should carefully read the “Risk Factors” section of this prospectus together with the risk disclosures incorporated into this prospectus by reference. We encourage you to review all of our disclosure about this offering and to ask questions of us and consult with your advisors about any questions you may have regarding this offering.

Can I resell or transfer my preferred stock after it has been purchased?

Yes. It will be legally possible to sell or transfer your preferred stock since these securities are being offered and sold pursuant to a registration statement. We do not, however, expect a public trading market to develop for the Redeemable Preferred Stock in the foreseeable future, if ever. If you wish to transfer your preferred shares held in book-entry form, you should contact us. If you wish to transfer your preferred shares held through DTC, you should contact your broker-dealer.

Will it be possible to redeem the shares for cash at some point?

Yes. Once you have held preferred shares for at least one year, you will be entitled once per calendar quarter to request redemption of up to 25% of your Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon. In some cases, however, a redemption fee may apply. After preferred shares have been held at least three years, no redemption fee will apply.

You should understand that we will not be obligated in all cases to honor these redemption requests. Our obligation to honor redemption requests will be limited to the extent that we do not have sufficient funds available to fund any such redemption (which determination we will make in our discretion), by applicable law, any restrictions in our Certificate of Incorporation, as amended, and any borrowing agreements to which we or our subsidiaries are a party or are otherwise bound. To the extent we have requests for redemptions that we are unable to satisfy, we will honor redemption requests promptly after we become able to do so, with all such deferred redemption requests being satisfied on a prorated basis, regardless of the order in which we received those requests. See “Description of the Redeemable Preferred Stock.” See also “Risk Factors—You may not be able to redeem your shares of Redeemable Preferred Stock when and as you wish.”

If I have an emergency, can I get any of my money when I need it?

Preferred stock is an equity investment and we are not obligated to redeem your shares unless and until we call the stock for redemption. You should take this into account before you purchase our preferred stock. You should not count on us redeeming any stock if you have an emergency need for the money. There are, however, certain circumstances—such as upon your death, bankruptcy or total disability—where we will, if legally possible, redeem your shares upon your request. These circumstances are discussed immediately below.

If I die, will you repurchase my preferred stock?

Not automatically. The legal representative of your estate will, however, have the right to request that we redeem your preferred shares. If we receive adequate documentation evidencing your death, we will honor this kind of repurchase request without any penalty if we are permitted by applicable law, our Certificate of Incorporation, as amended, and our borrowing agreements to do so. In the absence of a repurchase request by your estate, your preferred stock will go to your estate for distribution according to your will or the applicable laws of intestacy, and be paid out when called by us or through your estate’s exercise of a redemption request. The Certificate of Designation for our Redeemable Preferred Stock, which governs the rights, preferences and privileges of the preferred shares, contains similar rights to request redemption in the event of a bankruptcy or your total disability. Please see “Description of the Redeemable Preferred Stock” for important details about these rights.

Will I receive a stock certificate?

No. Stock certificates will not be issued. Your ownership will be noted as Redeemable Preferred Stock in our stock register and on the balance sheet of GWG Holdings, Inc.

What if I need proof of ownership of my investment in GWG?

At your request, we will confirm your investment in our Redeemable Preferred Stock in writing.

Can I convert my preferred stock into shares of common stock?

Yes. Holders of this preferred stock may convert the stock they purchase from us and hold into common stock. When this is done, the conversion price at which common shares are issued will equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us. In no event, however, may the conversion price be less than $15.00 (which minimum price will be subject to equitable adjustment upon customary events affecting our share capital). You should understand, however, that a holder will be limited in the number of preferred shares that may be converted in this fashion. Specifically, a holder is limited to the extent that the Stated Value of converted preferred shares equals 15% of the Stated Value of preferred stock originally purchased by a holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares” originally purchased” from us.

Your right to convert preferred shares into common shares will be suspended in the event that we call your preferred shares for redemption. For more information, please see “Description of the Redeemable Preferred Stock.”

Could my subscription be refused?

Yes. Subscriptions and the investment in GWG must be approved by our management. We have the right to reject any subscription for our preferred stock.

What is GWG Holdings, Inc.?

We are a specialty finance company and a leading purchaser of life insurance policies in the secondary market. We are a holding company, meaning that we hold interests in subsidiaries and the subsidiaries generate income through operations. Through our subsidiaries, we purchase and finance life insurance policies at a discount to the face value of the policy benefit.

The life insurance secondary market has evolved to allow for the purchase and sale of a life insurance policy through a process known as a senior life settlement. A senior life settlement allows a senior consumer to sell an existing life insurance policy to a financial buyer, such as us, for more than its cash surrender value but less than the face value of the policy benefit. There are a number of reasons a senior consumer may seek to sell their life insurance policy, and a financial buyer may seek to purchase a life insurance policy. When we purchase a life insurance policy, we continue paying the policy premiums until we collect the face value of the policy benefit. We expect to profit from the difference between the cost of purchasing, paying the related premiums, and financing the life insurance policy, and the face value of the life insurance policy benefit we ultimately receive upon the insured’s mortality.

While our primary wholly owned operating subsidiary began operations in March 2006, we were formed and organized in Delaware in 2008. In September 2014, we consummated an initial public offering of our common stock. In connection with this offering, we started listing our common stock on The NASDAQ Capital Market under the ticker symbol “GWGH.” We are based in Minneapolis, Minnesota.

What does GWG plan on doing with this money?

The net proceeds from this investment will allow us to grow and diversify our portfolio of life insurance policies, service policies that we now own or acquire in the future, retire debt as it comes due, redeem shares of an earlier issued class of preferred stock entitled “Series A Convertible Preferred Stock,” satisfy our working capital needs and possibly engage in strategic activities to expand and grow our business. Our management will have discretion as to the manner in which proceeds will be allocated among these uses. Please see “Use of Proceeds.”

What does it mean to purchase a life insurance policy, and why would someone sell his or her policy, in the secondary market?

The secondary market for life insurance has developed in response to the large volume of policy lapses and surrenders. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the secondary market—on which life insurance policies are bought and sold—can be a source of significant value to consumers. A life settlement is the sale of an existing life insurance policy to a third party for more than its cash surrender value, but less than the face value of the policy benefit. We have found that, where our services are appropriate, we offer significant value to our senior consumers over the cash surrender value offered by insurance carriers. For example, over our history, we have paid senior consumers over $291.6 million for their life insurance policies, which is $273.8 million more than the cash surrender value offered by the insurance carriers.

Why should I invest in a company that purchases life insurance policies?

We seek to build a profitable and large portfolio of life insurance policy assets that are well-diversified in terms of insurance carriers, mortality profiles and the medical conditions of insureds. We seek to own a diversified portfolio of life insurance policies because we believe it lowers our overall risk exposure and provides us with greater actuarial stability, predictability and reliable returns. We believe that for investors, owning a well-diversified portfolio

v

of life insurance policies provides a unique investment opportunity. We believe the potential investment returns from life insurance policies are attractive due to the fact they are not correlated to general economic or financial market conditions and derived from investment grade credits. In addition, Conning Research & Consulting (Conning) estimates that the total market potential for policies that could be sold in the secondary market was $193 billion in face value in 2014. This figure compares to the $2.6 billion in face value of policy benefits that Conning estimates actually sold in the secondary market in 2013. Accordingly, we believe that the secondary market is still emerging, having a 1.3% market penetration rate during 2013. As the senior population ages, Conning believes that the overall market potential for life insurance policies that could be sold in the secondary market will grow to $233 billion by 2023. We believe that socio-economic and demographic trends support the long-term development and growth of the secondary market for life insurance, and that the secondary market for life insurance represents a significant and expansive market opportunity.

What is your business strategy?

Our business strategy is to purchase a large and well-diversified portfolio of life insurance policy assets at discounts to their face value of the policy benefits sufficient enough to generate profitable returns. In addition, we seek to bring the value of the secondary market for life insurance to a broader senior consumer market. In order to meet our goals, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies; (ii) obtaining requisite licensure to participate in the life insurance secondary market; (iii) developing financing resources, strategies, and capabilities for servicing a large portfolio of life insurance policies; (iv) recruiting and developing a professional management team; and (v) establishing strategic relationships for delivering its services. We are currently focused on investments in universal life insurance policies.

Operationally, we generally transact directly with the policy owner who originally purchased the life insurance in the primary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market. We have been expanding our origination practice by marketing to consumers through various marketing initiatives.

Who might benefit from an investment in Redeemable Preferred Stock?

An investment in our Redeemable Preferred Stock may be beneficial for you if seek to add to your personal portfolio an investment focused in our industry or that is otherwise not correlated to the financial markets, and are able to hold your investment indefinitely. Our Redeemable Preferred Stock will not be an appropriate investment for persons who need or may need immediate liquidity.

How long will this offering last?

The offering is a continuous offering. Under SEC rules, the offering under this registration statement will expire after three years from the date of its effectiveness. We may, however, conduct similar or identical offerings during this same time or afterwards. We may also decide to terminate this offering at any time.

Will I be notified of how my investment is doing?

We will provide you with periodic updates on our performance through periodic filings we make with the SEC. Such filings will include: (i) three quarterly financial reports; (ii) one annual report; (iii) supplements and amendments to this offering, as appropriate; and (iv) such other reports as required under Sections 13 and 15(d) of the Securities Exchange Act of 1934. Such information is also available on our corporate website at www.gwglife.com.

Who can help answer my questions about the offering?

If you have more questions about the offering, you should contact a registered representative of your broker-dealer or other investment professional, or else contact:

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
(612) 746-1944

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” and the documents which are incorporated, or deemed to be incorporated, by reference into this prospectus, before making a decision to invest in our Redeemable Preferred Stock. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GWG” refers to GWG Holdings, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “GWG Holdings” or “GWG Holdings, Inc.,” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

Our Company

We are a specialty finance company and a leader in purchasing life insurance policies in the secondary market. The life insurance secondary market has evolved to allow for the purchase and sale of a life insurance policy through a process known as a senior life settlement. A senior life settlement allows a senior consumer to sell an existing life insurance policy to a financial buyer, such as us, for more than its cash surrender value but less than the face value of the policy benefit. When we purchase a life insurance policy, we continue paying the policy premiums until we collect the face value of the policy benefit. We expect to profit from the difference between the cost of purchasing, paying the related premiums, and financing the life insurance policy, and the face value of the life insurance policy benefit we ultimately receive upon the insured’s mortality.

We seek to purchase life insurance policies from senior consumers, typically 65 years and older, who can benefit from the actuarial value of their life insurance policy. We provide seniors and their families with valuable services addressing the financial challenges and needs that arise after retirement. We have found that, where our services are appropriate, we offer significant value to our senior consumers over the cash surrender value offered by insurance carriers. For example, over our history, we have paid senior consumers over $291.6 million for their life insurance policies, which is $273.8 million more than the cash surrender value offered by the insurance carriers.

We seek to build a profitable and large portfolio of life insurance policy assets that are well diversified in terms of insurance carriers, mortality profiles and the medical conditions of insureds. We seek to own a diversified portfolio of life insurance policies because we believe this approach lowers our overall risk exposure and provides us with greater actuarial stability, predictability and reliable returns. We believe that for investors, owning a well-diversified portfolio of life insurance policies provides a unique investment opportunity. We believe the potential investment returns from life insurance policies are attractive due to the fact they are not correlated to general economic or financial market conditions and are derived from investment grade credits. To obtain the growth and diversification we seek, we have raised capital through a variety of financing efforts that have included the public offering of our common stock, private and public offerings of structured debt securities, private offerings of preferred stock, and a senior secured revolving credit facility. This offering of Redeemable Preferred Stock is a further extension of that strategy, and presents investors with an opportunity to participate in our business and the growth of the secondary market for life insurance.

The market for the senior consumers we serve is large and growing. According to the U.S. Census Bureau, the senior population represents the fastest growing demographic segment in the United States. The number of seniors in the United States, age 65 years and older, is expected to increase according to the U.S. Census Bureau. In addition, according to the American Council of Life Insurers Fact Book 2014 (ACLI), consumers owned over $11.4 trillion in face value of life insurance policy benefits and lapsed and surrendered over $639 billion in face value of policy benefits surrendered in 2013 alone in the United States. This figure includes all types of life insurance policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life, and all ages of policy owners. Consumers surrender their life insurance or allow it to lapse for a variety of reasons, including (i) the policy is no longer needed, (ii) the policy premiums are no longer affordable, or (iii) there were unrealistic financial assumptions made when the policy was purchased.

As a result, Conning Research & Consulting (Conning) estimates that the total market potential for policies that could be sold in the secondary market was $193 billion in face value in 2014. This figure compares to the $2.6 billion in face value of policy benefits that Conning estimates actually sold in the secondary market in 2013. Accordingly, we believe that the secondary market is still emerging, having only a 1.3% market penetration rate during 2013. In addition, as the senior population ages, Conning believes that the net market potential for life insurance policies that could be sold in the secondary market will grow to $233 billion by 2023. We believe that socio-economic and demographic trends support the long-term development and growth of the secondary market for life insurance, and that the secondary market for life insurance represents a significant and expansive market opportunity.

The secondary market for life insurance has developed in response to the large volume of policy lapses and surrenders. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the secondary market can be a source of significant value to consumers. The inherent actuarial value of a policy in the life insurance secondary market often exceeds the cash surrender value offered by the insurance carrier. Without the development of the secondary market, insurance carriers would maintain monopsony power over the options offered to consumers who no longer want, need or can afford their life insurance.

We believe that we are uniquely positioned to capitalize on this opportunity by providing value-added services to the consumers we serve and new investment opportunities for investors, where both participants can profit. To participate and compete in our growing market, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies; (ii) obtaining requisite licensure to participate in the life insurance secondary market; (iii) developing financing resources, strategies, and capabilities for servicing a large portfolio of life insurance policies; (iv) recruiting and developing a professional management team; and (v) establishing strategic relationships for delivering our services.

Since our formation in 2006, we have evaluated over 38,000 policies and acquired over $1.7 billion in face value of life insurance policy benefits in the secondary market. In 2008, after selling approximately $1 billion in face value of life insurance policy benefits, we adopted our current buy-and-hold strategy of investing in portfolio life insurance assets and offering investors the opportunity to finance our ownership of the portfolio. As of June 30, 2015, we owned approximately $806 million in face value of life insurance policy benefits with an aggregate cost basis (i.e., acquisition and related premiums and financing costs) of approximately $298 million.

Life Insurance Portfolio Summary

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, is summarized below:

Total portfolio face value of policy benefits	$806,274,000
Average face value per policy	$2,567,000
Average face value per insured life	$2,819,000
Average age of insured (yrs.)	82.9
Average life expectancy estimate (yrs.)	6.56
Total number of policies	314
Number of unique lives	286
Gender	68% Males; 32% Females
Number of smokers	4
Largest policy as % of total portfolio	1.24%
Average policy as % of total portfolio	0.32%
Average annual premium as % of face value	3.34%

All of our services are premised on financial and actuarial modeling that assigns a present value to the face value of an insurance policy benefit. In this regard, the actuarial value we assign to a life insurance asset in the secondary market is primarily a function of: (i) the face value of the life insurance policy or portion thereof we may wish to acquire; (ii) the estimated life expectancy of the individual insured under the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers in the secondary market; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance assets as a whole.

The types of policies we typically, but not always, acquire are universal life insurance policies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the “cash surrender value” of the policy. The cash surrender value is the cash value of the policy, less any surrender charges imposed by the insurance company on a cash value distribution. Our services provide greatest value to a consumer when the actuarial value of the life insurance policy benefit exceeds the cash surrender value of the policy—which is often the case. We also provide services to consumers who own term life insurance. Unlike permanent universal life insurance, term life insurance does not have a cash value associated with it. Nevertheless, most term insurance policies permit the policy to be converted into permanent universal life insurance. In the future, we may consider offering services in conjunction with variable universal life insurance, which differs from universal insurance in that the “variable” component of the policy involves the ownership of securities inside the policy. Regardless of the type of policy, we generally seek to purchase life insurance policies issued by rated life insurance carriers with investment grade credit ratings by Standard & Poor’s (AAA through BBB-), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of June 30, 2015, 99.5% of life insurance policies in our portfolio were issued by companies rated “BBB-” or better under Standard & Poor’s rating system.

Before acquiring a life insurance asset, we value the related life insurance policy by conducting an underwriting review. Our present underwriting review process generally involves obtaining two life expectancy estimates on each insured from third-party medical-actuarial firms, and then averaging these two estimates. On occasion, we may obtain more than two life expectancy estimates, in which case we average the two life expectancy estimates that we believe are the most reliable, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative estimates we obtain. From time to time and as permitted by applicable borrowing covenants, we may modify our underwriting review process. For example, in anticipation of our planned marketing efforts, we recently changed our definition of a “small face policy” as a policy having a face value equal to or less than $1,000,000 in policy benefits. Prior to this change, a small face policy was one having a face value equal to or less than $250,000. For small face policies, rather than obtaining life expectancy estimates from third-party medical-actuarial firms, we may employ a modified underwriting review process involving the use of a combination of standard mortality tables, actuarial or medical consultants, and our own analysis to develop a life expectancy estimate for an insured.

We generally purchase life insurance policies directly from the owner who originally purchased the policy. Occasionally, we may purchase life insurance policies from other financial buyers who have purchased life insurance policies and are now selling their policies. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market. Since the fourth quarter of 2014, we have been expanding our origination practice by marketing directly to consumers through various marketing initiatives. Recently, we engaged a strategic partner in the development of a specialized service center whose focus is sourcing qualified leads and processing life insurance policies directly for our purchase. In conjunction with these activities, we are in in the final stages of implementing new systems, processes and protocols with respect to our direct to consumer lead generation and life insurance policy origination protocols and practices. These implementations include streamlined underwriting process for small face policies in order to efficiently acquire life insurance policies directly from consumers.

In addition to our direct to consumer origination efforts, we have developed and expanded our “Appointed Agent Program” to address what we see as a growing need for value-added post-retirement financial services to seniors owning life insurance. Our Appointed Agent Program empowers financial professionals to bring the secondary market’s value proposition directly to consumers owning life insurance. Central to the Appointed Agent Program is education, training, and marketing that support and empower financial professionals to offer clients significant value with a program that emphasizes regulatory compliance. Since its beginning in 2014, the number of financial professionals sourcing life insurance policies directly under our Appointed Agent Program has increased to over 850 at June 30, 2015. Many of the financial professionals who distribute our investment products also participate in our Appointed Agent Program. This dual offering enables financial professionals the opportunity to develop expertise in our business model and a differentiating specialization for their financial practice. In conjunction with these activities, we have continued to sharpen our service offerings and marketing tools available to broker-dealers and financial advisors who seek to market our product and services. These offerings have, in turn, led to an increasing acceptance by the financial profession of our business model and industry practices. While these efforts are ongoing, the early outcomes from both the Appointed Agent Program and our other direct to consumer efforts are encouraging. We have experienced a significant increase in the number of life insurance policies that are now in our origination pipeline from these sources. We expect to complete our initial development efforts on these systems, including technology, reporting, processing, and underwriting protocols in 2015. When in place, we believe these efforts will be able to scale for increased volume and provide us with a unique corporate value proposition.

We have built our business on what we believe to be the following competitive strengths:

•         Industry Experience: We have actively participated in the development of the secondary market of life insurance as a purchaser and financier within the asset class since 2006. Our position within the marketplace has allowed us to gain a deep understanding of the life insurance secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association (LISA) and the Insurance Studies Institute (ISI). Our experience gives us confidence to compete in the industry and acquire a portfolio of life insurance policies that we expect to perform to our expectations.

•         Operational Platform: We have built and continue to refine and develop both an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when participating in the life insurance secondary marketplace.

•         Underwriting Practices: We seek to use underwriting review processes and file documentation standards that generally meet published guidelines for rated securitizations of life insurance portfolios. We purchase life insurance policies we consider to be non-contestable and that meet our underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest at the time at which the policy was purchased, such as is the case with so-called “stranger-originated” life insurance policies. To the extent we use modified methodologies for estimating life expectancies for small face policies, those modified methodologies may not meet published guidelines for rated securitizations of life insurance portfolios.

•         Origination Relationships and Strategies: We have established origination relationships with life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which gives us confidence in our bidding and closing processes and streamlines our own due-diligence process. We have expanded our origination strategies to include direct-to-consumer marketing and our Appointed Agent Program. We believe the expansion of these origination strategies is unique within the marketplace.

•         Life Expectancy Methodology: We generally rely on two life expectancy estimates obtained from independent third-party medical-actuarial underwriting firms to arrive at a life expectancy estimate we use for valuing a life insurance asset. For a majority of our life insurance asset purchases, we rely on estimates obtained from 21st Services and AVS Underwriting to develop our life expectancy estimate. We may, however, also obtain and use life expectancy estimates from other medical-actuarial underwriting firms. As explained above, we may from time to time modify our underwriting review processes, including our methodology for arriving at life expectancy estimates we use in ascribing value to life insurance assets.

•         Pricing Software and Methodology: To calculate our expected returns on the investments we make in life insurance assets, we use actuarial pricing methodologies and software tools built by a leading independent actuarial service firm and currently supported by Modeling Actuarial Pricing Systems, Inc. (“MAPS”).

•         Financing Strategy: We have actively developed a diversified financing strategy for accessing capital markets in support of our strategy of purchasing and owning our portfolio of life insurance policies, ranging from institutional bank financing to working through a network of broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”) and who participate in one or more of our investment offerings, including our current L Bond offering. If in the future we decide to offer different kinds of investment products, we expect to leverage the network of broker-dealers that we have built over time.

Our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

•         Relatively New Market: Investing in life insurance assets in the secondary market is a relatively new and evolving market. Our ability to source and invest in life insurance assets at attractive prices materially depends on the continued growth of the secondary market for life insurance and the continued solvency of the life insurance companies that pay the face value of life insurance policy benefits.

•         Asset Valuation Assumptions: The valuation of our portfolio life insurance assets—the principal asset on our balance sheet—requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and the life expectancy estimates we use for these purposes, any of which may ultimately prove to be inaccurate.

•         Ability to Expand Our Portfolio: Our business model requires us to achieve actual results that are in-line with our expectations, from our investments in life insurance assets. In this regard, we believe that the larger the portfolio of life insurance assets we own, the greater likelihood there is that we will achieve results matching our expectations. Although we plan to expand the number of investments in life insurance assets using proceeds from the sale of our L Bond offering and from our sale of Redeemable Preferred Stock in this offering, we may be unable to meet this goal. Furthermore, even if we successfully grow our portfolio of life insurance assets, we nevertheless may not achieve the results we expect.

•         Reliance on Financing: To date, we have chosen to finance our business almost entirely through the issuance of debt, including, in addition to this offering, the sale of L Bonds in an ongoing continuous offering, Series I Secured Notes, and our use of a senior secured revolving credit facility. Our business model expects that we will have continued access to financing (including financing to expand or replace our existing financing) in order to purchase and finance a large and diversified portfolio of life insurance assets, and thereafter pay the attendant premiums and financing costs of maintaining that portfolio. We will be required to rely on our access to financing to pay premiums, interest and dividends until such time as we begin receiving significant revenues from the receipt of life insurance policy benefits from our portfolio. Even if we obtain the financing we require, we may not receive life insurance policy benefits that match our cash flow projections or meet them in time to earn profits after the payment of financing costs.

•         Risk of Investment in Life Insurance Assets: Our investments in life insurance assets have inherent risks, including fraud and legal challenges to the validity of the life insurance policies. Examples of fraud include the possibility that the seller of a policy may have provided us with inaccurate or misleading information during the underwriting review process.

•         Effects of Regulation: Our business is subject to complex state and federal regulation. Changes in state or federal laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could materially and negatively affect our business.

Our business also involves certain challenges and risks described in the “Risk Factors” section of this prospectus and the “Risk Factors” sections of the documents incorporated into this prospectus by reference.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•         are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•         are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•         are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•         are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•         may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

•         are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

Corporate Organization

Our business was organized in February 2006. As a parent holding company, GWG Holdings was incorporated on March 19, 2008, as a limited liability company. On June 10, 2011, GWG Holdings converted from a Delaware limited liability company to a Delaware corporation through the filing of statutory articles of conversion. In connection with the conversion, each class of limited liability company membership interests in GWG Holdings, LLC was converted into shares of common stock of GWG Holdings, Inc. Our corporate structure, including our principal subsidiaries, is as follows:

GWG Life, LLC (a Delaware limited liability company formerly known as GWG Life Settlements, LLC), is a licensed life settlement provider and the guarantor of the obligations of GWG Holdings under our L Bonds. GWG DLP Funding II, LLC (a Delaware limited liability company), or DLP Funding II, and GWG DLP Funding III,

(a Delaware limited liability company), or DLP Funding III, are each wholly owned special-purpose subsidiaries owning life insurance policies and co-borrowers under our revolving line of credit from Autobahn/DZ Bank. The life insurance assets owned by DLP Funding II are held in the GWG DLP Master Trust II (a Delaware statutory trust). The trust exists solely to hold the collateral security (i.e., life insurance policies) granted to Autobahn/DZ Bank under our revolving line of credit. DLP Funding II is the beneficiary under that trust.

On June 24, 2014, we effected a 1-for-2 share combination (reverse stock split) of our issued and outstanding common stock. Unless otherwise expressly indicated herein, all common share figures contained in this prospectus have been adjusted to reflect the effectiveness of this share combination.

On September 24, 2014, we consummated an initial public offering of our common stock that involved the listing of our common stock on The NASDAQ Capital Market effective September 25, 2014.

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 and our telephone number is (612) 746-1944. Our website address is www.gwglife.com. The information on or accessible through our website is not part of this prospectus.

The Offering

Issuer	GWG Holdings, Inc.

Method of Purchase	Investors may pay cash or exchange their outstanding debt securities issued by the Company in satisfaction of the aggregate purchase price for the Redeemable Preferred Stock.

Minimum Investment	The minimum investment amount is generally $10,000, but we may accept purchases of less than $10,000 in our discretion.

Offering Price	$1,000 per share of Redeemable Preferred Stock.

Redeemable Preferred Stock	We are offering up to 100,000 shares of Redeemable Preferred Stock on a continuous basis.

Ranking. The Redeemable Preferred Stock ranks senior to our common stock, pari passu to our Series A Convertible Preferred Stock and senior or pari passu with all other classes and series of our preferred stock, with respect to payment of dividends and rights upon liquidation, dissolution or winding up.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and rights upon our liquidation, winding-up or dissolution, the holders of our Redeemable Preferred Stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Redeemable Preferred Stock will have an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock.

Dividends. Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value of such share. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance and regardless of whether our Board of Directors declares and pays such dividends.

In the event that our Certificate of Incorporation, as amended, provisions of Delaware law or our borrowing agreements prohibit us from paying dividends in cash, and if we do not pay dividends in the form of preferred stock as described below, unpaid dividends will cumulate.

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Redeemable Preferred Stock. Any Redeemable Preferred Stock we issue in satisfaction of our dividend-payment obligations will be valued at the Stated Value of such shares.

At or prior to such time as dividends are due and payable, a holder of Redeemable Preferred Stock may elect to receive all or any portion of such holder’s accrued but unpaid dividends in the form of additional shares of Redeemable Preferred Stock, with each share having a value equal to the Stated Value. In order to exercise this option, a holder must deliver written notice to us before such dividends are paid. A holder may change his, her or its election to receive dividends in the form of cash or shares one time per calendar year.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Voting Rights. The Redeemable Preferred Stock has no voting rights.

Redemption Request at the Option of a Holder. Beginning one year from the date of original issuance of any shares of Redeemable Preferred Stock to be redeemed, a holder will have the opportunity to request once per calendar quarter that we redeem up to 25% of such holder’s Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•   8% if the redemption is requested after the first anniversary and before the second anniversary of the original issuance of such shares.

•   5% if the redemption is requested after the second anniversary and before the third anniversary of the original issuance of such shares.

Beginning three years from the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her Redeemable Preferred Stock was purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. After one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem such shares of Redeemable Preferred Stock at 100% of their Stated Value, plus any accrued but unpaid dividends thereon.

Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We will have discretion under the Certificate of Designation for the Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor these redemptions promptly after we become able to do so, with all such deferred requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Subject to the limitations described below, holders of Redeemable Preferred Stock will have the option to convert the Redeemable Preferred Stock they purchase from us and hold into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations.

The right of holders to convert their Redeemable Preferred Stock is limited to 15% of the Stated Value of Redeemable Preferred Stock originally purchased by such holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares “originally purchased” from us.

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus accrued but unpaid dividends thereon.

Capital stock outstanding before this offering

2,781,735 shares of Series A Convertible Preferred Stock, and 5,941,790 shares of common stock (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our equity incentive plan).

Capital stock outstanding after this offering

100,000 shares of Redeemable Preferred Stock, assuming all shares of Redeemable Preferred Stock offered hereby are sold, 2,781,735 shares of Series A Convertible Preferred Stock, and 5,941,790 shares of common stock (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our equity incentive plan).

Use of Proceeds

If all the Redeemable Preferred Stock is sold for cash, we would expect to receive up to approximately $91,700,000 of net proceeds from this offering after deducting estimated offering expenses, including selling commissions and additional compensation, and our own offering-related expenses. There is no minimum amount of Redeemable Preferred Stock that must be sold before we access investor funds.

We intend to use a majority of the net cash proceeds from this offering to acquire additional life insurance policy assets. We intend to use the remaining net proceeds from this offering for certain other business expenditures, including without limitation to make payments of premiums on life insurance policy assets we own, to redeem shares of Series A Convertible Preferred Stock, to repay principal and interest on debt as it becomes due, to make strategic acquisitions of other yield-bearing assets, and for general working capital purposes. See “Use of Proceeds” for additional information.

No Market for Redeemable Preferred Stock; Transferability

There is no existing public trading market for the Redeemable Preferred Stock and we do not anticipate that a secondary market for the Redeemable Preferred Stock will develop. We do not intend to apply for listing of the Redeemable Preferred Stock on any securities exchange or for quotation of the Redeemable Preferred Stock in any automated dealer quotation system. Nevertheless, you will be able to freely transfer or pledge Redeemable Preferred Stock.

Tax Matters

Dividends received by individual holders of Redeemable Preferred Stock will generally be subject to a tax rate of 15% to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes, depending on the ordinary income tax bracket of the individual holder. The treatment of dividends received as qualified dividends is limited under certain circumstances. Please see “Material Federal Income Tax Considerations.”

Covered Security

Our Redeemable Convertible Stock is a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of Redeemable Preferred Stock is exempt from state registration.

Risk Factors

An investment in the Redeemable Preferred Stock involves significant risks, including the risk of losing your entire investment. For a summary of risks relating to this offering and our Company and business, please see “Risk Factors,” page 13.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus contain forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

•         changes in the secondary market for life insurance;

•         our limited operating history;

•         the valuation of assets reflected on our financial statements;

•         the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

•         our reliance on debt financing;

•         risks relating to the validity and enforceability of the life insurance policies we purchase;

•         our reliance on information provided and obtained by third parties;

•         federal, state and FINRA regulatory matters;

•         competition in the secondary market of life insurance;

•         the relative illiquidity of life insurance policies;

•         our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

•         life insurance company credit exposure;

•         general economic outlook, including prevailing interest rates;

•         performance of our investments in life insurance policies;

•         financing requirements;

•         litigation risks;

•         restrictive covenants contained in borrowing agreements; and

•         our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We caution you that the forward-looking statements in this prospectus are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2015, our Quarterly Reports on Form 10-Q filed on with the SEC on August 13, 2015 and on May 14, 2015, Current Reports on Form 8-K filed with the SEC on August 11, 2015, June 2, 2015, May 13, 2015, May 12, 2015, May 6, 2015, and February 18, 2015, and our definitive proxy statement filed with the SEC on April 30, 2015, all which are incorporated by reference into this prospectus, and (ii) contained herein or in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in this prospectus and in the documents incorporated, or deemed to be incorporated, by reference in this prospectus are those that we currently believe may materially impact the Company. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

There is no public market for our Redeemable Preferred Stock and we do not expect one to develop.

There is no public market for our Redeemable Preferred Stock offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, and these restrictions may inhibit your ability to sell the Redeemable Preferred Stock promptly or at all. If you are able to sell the Redeemable Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Redeemable Preferred Stock only as a long-term investment. Beginning one year from the date of original issuance, the holder of shares of Redeemable Preferred Stock may request that we redeem such shares, with the redemption price payable in cash. Nevertheless, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption and, in this regard, the Certificate of Designation for the Redeemable Preferred Stock provides us with significant discretion to determine whether we are in possession of “sufficient funds” to fund a redemption request.

We will be required to terminate this offering if our common stock is no longer listed on The NASDAQ Capital Market or another national securities exchange.

The Redeemable Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities (i.e., blue sky), regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on The NASDAQ Capital Market. If our common stock is no longer listed on the The NASDAQ Capital Market or another national securities exchange, we will be required to register this offering in any state in which we subsequently offer the Redeemable Preferred Stock. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

There may not be a broad market for our common stock, which may cause our common stock to trade at a discount and make it difficult for you to sell the common stock into which your Redeemable Preferred Stock is convertible.

Our common stock into which the Redeemable Preferred Stock is convertible trades on The NASDAQ Capital Market under the symbol “GWGH.” Listing on The NASDAQ Capital Market another national securities exchange does not ensure an actual or active market for our common stock. Accordingly, an actual or active market for our common stock may not be maintained, the market for our common stock may not be liquid, the holders of our common stock may be unable to sell their shares of our common stock, and the prices that may be obtained in a sale of our common stock that your receive upon the conversion of your Redeemable Preferred Stock may not reflect the underlying value of our assets and business.

You may not be able to redeem your shares of Redeemable Preferred Stock when and as you wish.

You will be entitled periodically to request a redemption of a portion of your Redeemable Preferred Stock once you have held your preferred shares for at least one year. Nevertheless, there is no assurance that we will be able, or willing, to redeem those shares as you may request. The Certificate of Designation for the Redeemable Preferred Stock contains limitations on our ability to redeem preferred shares upon a redemption request, and also provides us with discretion to decline those requests. For example, if either our Certificate of Incorporation, as amended, or applicable law prohibits us from using funds to redeem your preferred shares when requested, we will not be under any obligation to redeem those shares. Similarly, if we or any of our subsidiaries are parties to (or otherwise bound by) an agreement under which we or they have borrowed money, and the consummation of a redemption request would trigger a breach of the borrowing agreement, then we will not be under any obligation to redeem those shares as requested. Finally, and importantly, the Certificate of Designation for the Redeemable Preferred Stock provides us with the right to decline a redemption request in the event we determine that we do not have sufficient funds to fund a redemption request. In this regard, the Certificate of Designation grants us, the Company, with the discretion to determine whether or not we have “sufficient funds” to fund a redemption.

All of these provisions discussed above are in the nature of restrictions and limitations on an investor’s ability to complete a redemption of his, her or its investment in our Redeemable Preferred Stock, and none of these restrictions and limitations (or the determinations upon which they are based) will be within your control. These provisions together create the risk that you, if you invest in these preferred shares, may not be able to redeem your preferred stock when and as you wish. As such, we believe that an investment in our Redeemable Preferred Stock is suited only for investors who will have no need for immediate liquidity in their investment.

We will be able to call your shares of Redeemable Preferred Stock for redemption under certain circumstances without your consent.

We will have the ability to call the outstanding shares of Redeemable Preferred Stock after one year from the date of original issuance of such shares of Redeemable Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Redeemable Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus any accrued and unpaid dividends.

Our limited operating history makes it difficult for you to evaluate our likely performance and this investment.

We are a company with a limited history, which makes it difficult to accurately forecast our earnings and cash flows. During the six months ended June 30, 2015, we had net income of $1.0 million. During the year ended December 31, 2014, we incurred a net loss of $6.0 million, and in the year ended December 31, 2013, we incurred a net loss of $0.2 million. Our lack of a significant history and the evolving nature of the market in which we operate make it likely that there are risks inherent in our business that are yet to be recognized by us or others, or not fully appreciated, and that could result in us earning less than we anticipate or even suffering further anticipated or unanticipated losses. As a result of the foregoing, an investment in our securities necessarily involves uncertainty about the stability of our earnings, cash flows and, ultimately, our ability to service and repay our debt and meet our other obligations. Moreover, we have limited income, cash flow, funds from operations and cash available for distribution from which we can make distributions to holders of the Redeemable Preferred Stock.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control.

We depend upon cash distributions from our subsidiaries, and contractual restrictions on distributions to us or adverse events at one of our operating subsidiaries could materially and adversely affect our ability to pay our debts and to continue to operate our business, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on or satisfy redemptions for the Redeemable Preferred Stock.

GWG Holdings, Inc. is a holding company. As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the Redeemable Preferred Stock, depends in material part upon the ability of our subsidiaries to make cash distributions to us. In this regard, the ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by certain negative covenants in the agreement governing our revolving credit facility. Our subsidiaries, DLP Funding II and DLP Funding III, are the borrowers under our revolving credit facility. The significant majority of the insurance policies we own are subject to a collateral arrangement with the agent for our revolving credit lender. Under this arrangement, collection and escrow accounts are used to fund purchases of and premiums for our insurance policies and to pay interest and other charges under the revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life. Depending on the current advance rate of the facility, distributions may be made directly to GWG Life or may be limited to an amount that would result in the borrowers (us) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in a certain amount, before any additional distributions may be made.

If any of the above limitations were to materially impede the flow of cash to us, such fact would materially and adversely affect our ability to pay cash dividends on or redeem the Redeemable Preferred Stock. In addition, any adverse event at the subsidiary level, such as a declaration of bankruptcy, liquidation or reorganization or an event of default under our revolving credit facility, could materially and adversely affect the ability of our subsidiaries to make cash distributions to us. Just as with a material contractual impediment to cash flow, any such subsidiary corporate event would materially and adversely affect our ability to service and repay our debt and to pay cash dividends on or redeem the Redeemable Preferred Stock, and could negatively impact our ability to continue operations.

We cannot guarantee we will be able to make cash distributions in satisfaction of dividend obligations and redemption requests.

Holders of Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value. We expect to pay dividends on the Redeemable Preferred Stock monthly. Nevertheless, provisions of Delaware law, our Certificate of Incorporation, as amended, or our borrowing agreements, may prohibit us from doing so. If our Board of Directors does not declare and pay cash dividends, and if they do not choose to satisfy our dividend-payment obligations by issuing additional shares of preferred stock, then unpaid dividends will cumulate.

Moreover, as we acquire life insurance assets, we will incur substantial costs to perform due diligence tasks and other costs connected with acquiring these assets. The funding source of these costs may be from financing or operating activities. Regardless of the source of funding these acquisition costs, they could have a negative impact on our ability to pay cash dividends.

We established the offering price for the Redeemable Preferred Stock pursuant to negotiations among us and our dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.

The selling price of the Redeemable Preferred Stock has been determined pursuant to negotiations among us and the dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; and current market valuations of public companies considered comparable to our company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon a sale

The Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur, and your interests could be diluted by the issuance of additional preferred stock, including additional Redeemable Preferred Stock, and by other transactions.

The Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur. The credit agreement for our credit facility includes, and future debt we incur may include, restrictions on our ability to pay cash dividends on our preferred stock, including the Redeemable Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Redeemable Preferred Stock would dilute the interests of the holders of the Redeemable Preferred Stock, and any issuance of preferred stock senior to the Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay cash dividends on, redeem or ultimately pay the liquidation preference on the Redeemable Preferred Stock. The Redeemable Preferred Stock does not contain any provision affording the holders of the Redeemable Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Redeemable Preferred Stock.

Our ability to redeem shares of Redeemable Preferred Stock may be limited by Delaware law.

Under Delaware law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If we are insolvent at any time when a redemption of shares of Redeemable Preferred Stock is required to be made, we may not be able to effect such redemption.

We have no obligation to contribute to a sinking fund to retire the Redeemable Preferred Stock, nor is the Redeemable Preferred Stock guaranteed by any governmental agency.

We have no obligation to contribute funds to a sinking fund with respect to the Redeemable Preferred Stock. The Redeemable Preferred Stock is not guaranteed by any depositary institution. Further, no governmental entity insures or guarantees payment on the Redeemable Preferred Stock if we do not have enough funds to make principal or interest payments.

Actual results from our life insurance portfolio may not match our expected results, which could adversely affect our ability to make distributions.

Our business model relies on achieving actual results from our portfolio of life insurance assets that are profitable. In this regard, we expect to receive cash flows from our investments in life insurance policy assets over time. We believe that the larger the portfolio we own, the greater the likelihood that we will receive cash flows that better meet our expectations. To our knowledge, rating agencies generally suggest that portfolios of life insurance policies be diversified enough to achieve actuarial stability in receiving expected cash flows from underlying mortalities. For instance, in a study published in 2012, A.M. Best concluded that at least 300 lives are necessary to narrow the band of cash flow volatility and achieve actuarial stability, while Standard & Poor’s has indicated that stability is unlikely to be achieved with a pool of less than 1,000 lives. As of June 30, 2015, we owned life insurance policies covering 286 lives. Accordingly, while there is a risk with a portfolio of any size that actual cash flows may be less predictable than expected, we believe that the risk is higher when our current portfolio is smaller than rating agency recommendations.

Although we plan to expand the number of life insurance policies we own using proceeds raised from this offering of Redeemable Preferred Stock, we may be unable to meet this goal if sufficient financing from capital sources is not available or is available only on unfavorable or unacceptable terms. Furthermore, even if our portfolio reaches the size we desire, we still may experience differences between our expected cash flows and our actual cash flow. Any resulting reduction in our revenues and net income could cause a resulting decrease in our cash available for distributions.

Cost-of-insurance (premium) increases could materially and adversely affect our financial condition and our profitability.

We are subject to the risk of increased cost-of-insurance (COI) charges (i.e., premium charges) for the universal life insurance policies we own in our portfolio. Approximately 10% of the policies in our portfolio have premium levels that are guaranteed, under the terms of the policy, to keep the policy’s death benefit in force even in a situation where the policy’s cash account has been wholly depleted. We fund the remaining 90% of our policies to pay “non-guaranteed COI charges,” and therefore we are subject to the risk that the insurer could increase the COI charges for the policy. In all cases, the amount or rate of increase is subject to limits set forth in the insurance policy. Because very few of the policies we own have significant cash account value balances, any COI increase will require us to use more cash to satisfy the minimum premium amount required to keep the policy in force.

A COI increase can be expected to impair the value of the affected policy since extra expense (additional premium amounts) will be required to keep the policy in force, and such extra expense will diminish the economic value (return) of the policy upon the mortality of the insured. As a result, any widespread COI increases in policies owned in our portfolio would likely have a material and adverse effect on the value of our portfolio, which in turn would materially and adversely affect our financial condition and our profitability.

We may not be able to raise the capital that we are seeking, and may be unable to meet our overall business objectives of growing a larger, more statistically diverse portfolio of life insurance policies without the proceeds from our offerings of Redeemable Preferred Stock.

Our offer and sale of Redeemable Preferred Stock and our L Bond offering are principal means by which we intend to raise funds needed to meet our goal of growing a larger and more statistically diverse portfolio likely to meet our cash flow projections. While we plan to continue financing our business, if we are unable to continue to do so for any reason we may be unable to meet our goal. In addition, if actual cash flows from our portfolio of life insurance policies do not occur as our actuarial projections have forecasted, we could be forced to sell our investments in life insurance policies in order to service or satisfy our debt-related obligations. If we are forced to sell investments in life insurance policies or our entire portfolio, we may be unable to sell them at prices we believe are appropriate, and may not be able to sell them at prices that approximate the discount rate we have applied to value our portfolio, particularly if our sale of policies occurs at a time when we are (or are perceived to be) in distress. In any such event, our business and the value of our securities, including the Redeemable Preferred Stock, may be materially and adversely impacted.

We cannot know the tax implications of an investment in the Redeemable Preferred Stock.

The section of this prospectus entitled “Material Federal Income Tax Considerations” sets forth a summary of federal income tax consequences to the purchasers of the Redeemable Preferred Stock. No information is provided concerning tax consequences under any other federal, state, local or foreign laws that may apply to the purchasers of the Redeemable Preferred Stock. Prospective investors or their representatives should read that section very carefully in order to properly evaluate the federal income tax risks of an investment in the Redeemable Preferred Stock. Each prospective investor should consult his personal counsel, accountant and other business advisors as to the federal, state, local and foreign tax consequences of an investment in the Redeemable Preferred Stock.

USE OF PROCEEDS

Assuming we sell the maximum number of shares of Redeemable Preferred Stock in this offering, for cash, at the public offering price of $1,000 per share, we expect to receive up to approximately $91,700,000 of net cash proceeds from this offering after paying selling commissions, dealer manager fees, and our own estimated offering expenses. More specifically, if all Redeemable Preferred Stock offered hereby is sold, we would pay $6,000,000 in selling commissions, up to $2,000,000 in additional compensation, and an estimated $300,000 in our own offering-related expenses consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses. Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional underwriting compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

The maximum amount of commissions, fees, non-cash compensation, if any, and reimbursements payable to FINRA selling members is 8.0% of the gross proceeds of Redeemable Preferred Stock sold. If all of the Redeemable Preferred Stock was sold for cash and the maximum commissions, fees, non-cash compensation and reimbursements were paid, we estimate that the net cash proceeds to us, after paying our own estimated offering and related expenses, would be approximately $91,700,000. Nevertheless, because we do not know the total amount of Redeemable Preferred Stock that will be ultimately sold, we are unable to accurately forecast the total net proceeds that will be generated by this offering.

There is no minimum amount of Redeemable Preferred Stock that must be sold before we access investor funds.

Our goal is to use a majority of the net proceeds from the sale of Redeemable Preferred Stock to purchase additional life insurance policy assets in the secondary market. The precise amount of proceeds we apply towards purchasing additional life insurance policy assets will depend, among other things, on the amount of net proceeds that we receive from the sale of Redeemable Preferred Stock being offered, the existence and timing of opportunities to expand our portfolio of insurance policy assets or acquire other yield-bearing assets, our cash needs for certain other expenditures (summarized below) we anticipate incurring in connection with our business, and the availability of other sources of cash (e.g., our revolving credit facility). These certain other expenditures include:

•         servicing of life insurance assets;

•         redemption of Series A Convertible Preferred Stock;

•         paying principal at maturity, interest and fees to our lenders, including under our revolving credit facility, the Series I Secured Notes, and the L Bonds; and paying fees and expenses of the trustees of certain trusts and the securities intermediary associated with our financing arrangements, and fees and expenses related to the Redeemable Preferred Stock offered hereby;

•         acquisition of other yield-bearing assets; and

•         general working capital purposes

As indicated above, the extent to which we will use proceeds from this offering for these other purposes, and the amounts and timing of such expenditures will depend on a variety of factors. In sum, our management will have significant discretion over the ultimate manner in which net proceeds from this offering will be applied. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. Treasury Bills and similar securities investments pending their use. We may also purchase interest rate hedges to lock in our cost of capital, or longevity hedges to lock in our expected return from our portfolio.

As indicated above, we may use some of the net proceeds from this offering to pay premiums on life insurance assets we own. Our aggregate premium obligations over the next five and one half years for life insurance assets that we own as of June 30, 2015 are set forth in the table below. These premium obligations do not take into account the expectation of mortality over the periods presented.

Years Ending December 31	Premiums
Six months ending December 31, 2015	$13,292,000
2016	27,985,000
2017	31,333,000
2018	34,191,000
2019	38,001,000
2020	42,158,000
Total	$186,960,000

Also as indicated above, we may use some of the net proceeds from this offering to pay principal amounts owing under our Series I Secured Notes or L Bonds when such amounts become due and payable, or to redeem shares of Series A Convertible Preferred Stock. The amount of such securities that we would repay with proceeds of this offering will depend, in part, on whether the holders of such securities elect repayment rather than renewal of such securities, as well as whether we elect to use other sources of repayment. We believe it is most likely that such payments, if any, would relate to debt securities that mature within the first three years after the initial effective date of the registration statement of which this prospectus is a part. At June 30, 2015 and December 31, 2014, the weighted-average interest rate of Series I Secured Notes was 8.49% and 8.37%, respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured Notes was $24,728,000 and $28,047,000 at June 30, 2015 and December 31, 2014, respectively. At June 30, 2015 and December 31, 2014, the weighted-average interest rate of L Bonds was 7.27% and 7.45%, respectively. The amount outstanding under these L Bonds was $226,310,000 and $186,377,000 at June 30, 2015 and December 31, 2014, respectively.

BUSINESS

Overview

GWG Holdings, Inc. is a specialty finance company and a leader in purchasing life insurance policies in the secondary market. The life insurance secondary market has evolved to allow for the purchase and sale of a life insurance policy through a process known as a senior life settlement. A senior life settlement allows a senior consumer to sell an existing life insurance policy to a financial buyer, such as us, for more than its cash surrender value but less than the face value of the policy benefit. When we purchase a life insurance policy, we continue paying the policy premiums until we collect the face value of the policy benefit. We expect to profit from the difference between the cost of purchasing, paying the related premiums, and financing the life insurance policy, and the face value of the life insurance policy benefit we ultimately receive upon the insured’s mortality.

We seek to purchase life insurance policies from senior consumers, typically 65 years and older, who can benefit from the actuarial value of their life insurance policy. We provide seniors and their families with valuable services addressing the financial challenges and needs that arise after retirement. We have found that where our services are appropriate, we offer significant value to our senior consumers over the cash surrender value offered by insurance carriers. For example, over our history, we have paid senior consumers over $291.6 million for their life insurance policies, which is $273.8 million more than the cash surrender value offered by the insurance carriers.

We seek to build a profitable and large portfolio of life insurance policy assets that are well diversified in terms of insurance carriers, mortality profiles and the medical conditions of insureds. We seek to own a diversified portfolio of life insurance policies because we believe this approach lowers our overall risk exposure and provides us with greater actuarial stability, predictability and reliable returns. We believe that for investors, owning a well-diversified portfolio of life insurance policies provides a unique investment opportunity. We believe the potential investment returns from life insurance policies are attractive due to the fact they are not correlated to general economic or financial market conditions and are derived from investment grade credits. To obtain the growth and diversification we seek, we have raised capital through a variety of financing efforts that have included the public offering of our common stock, private and public offerings of structured debt securities, private offerings of preferred stock, and a senior secured revolving credit facility. This offering of Redeemable Preferred Stock is a further extension of that strategy, and presents investors with an opportunity to participate in our business and the growth of the secondary market for life insurance.

Our business was organized in February 2006. As a parent holding company, GWG Holdings was incorporated on March 19, 2008, as a limited liability company. On June 1, 2011, GWG Holdings converted from a Delaware limited liability company to a Delaware corporation through the filing of statutory articles of conversion. In connection with the conversion, each class of limited liability company membership interests in GWG Holdings, LLC was converted into shares of common stock of GWG Holdings, Inc.

Since our formation in 2006, we have evaluated over 38,000 policies and acquired over $1.7 billion in face value of life insurance policy benefits in the secondary market. In 2008, after selling approximately $1 billion in face value of life insurance policy benefits, we adopted our current buy-and-hold strategy of investing in portfolio life insurance assets and offering investors the opportunity to finance our ownership of the portfolio. As of June 30, 2015, we owned approximately $806 million in face value of life insurance policy benefits with an aggregate cost basis (i.e., acquisition and related premiums and financing costs) of approximately $298 million.

On September 24, 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share. In connection with that offering, we started listing our common stock on The NASDAQ Capital Market under the ticker symbol “GWGH” effective September 25, 2014.

In the first six months of 2015, we recognized $25.6 million of revenue from the receipt of $29.4 million in policy benefits. In addition, we recognized an expense from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $0.4 million. In the first six months of 2015, interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $14.5 million, and selling, general and administrative expenses were $8.5 million. Income tax expense for the first half of 2015 was $1.4 million. Our net income before interest, taxes and amortization was $16.9 million and our net income after tax was $1 million for the first half of 2015.

In the first six months of 2014, we recognized $0.2 million of revenue from the receipt of $0.3 million in policy benefits. In addition, we recognized revenue from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $10.8 million. Interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $12.9 million for the six months ended June 30, 2014, and selling, general and administrative expenses were $4.8 million. Income tax benefit for the six months ended June 30, 2014 was $2.3 million. Our net income before interest, taxes and amortization was $6.2 million and our net loss after tax was $4.5 million for the first half of 2014.

GWG Holdings, Inc. (GWG Holdings) facilitates the purchase of life insurance policies through its wholly owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s subsidiaries, GWG Life Trust (Trust), GWG DLP Funding II LLC (DLP Funding II) and DLP Funding II’s wholly owned subsidiary, GWG DLP Master Trust II (Trust II), and GWG DLP Funding III (DLP Funding III). All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this prospectus to “we,” “us,” “our,” “our Company,” “the Company,” or “GWG,” refers to these entities collectively. References to specific entities, such as “GWG Holdings” or “GWG Life,” are references to those entities only. We are based in Minneapolis, Minnesota.

Market

The market for the senior consumers we serve is large and growing. According to the U.S. Census Bureau, the senior population represents the fastest growing demographic segment in the United States. The number of seniors in the United States, age 65 years and older, is expected to increase according to the U.S. Census Bureau. In addition, according to the American Council of Life Insurers Fact Book 2014 (ACLI), consumers owned over $11.4 trillion in face value of life insurance policy benefits and lapsed and surrendered over $639 billion in face value of policy benefits surrendered in 2013 alone in the United States. This figure includes all types of life insurance policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life; and all ages of policy owners. Consumers lapse or surrender their life insurance for a variety of reasons, including: (i) the policy is no longer needed; (ii) the policy premiums are no longer affordable; or (iii) there were unrealistic financial assumptions made when the policy was purchased.

The secondary market for life insurance has developed in response to the large volume of policy lapses and surrenders. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the secondary market can be a source of significant value to consumers. The inherent actuarial value of a policy in the life insurance secondary market often exceeds the cash surrender value offered by the insurance carrier. Without the development of the secondary market, insurance carriers would maintain monopsony power over the options offered to consumers who no longer want, need or can afford their life insurance.

As a result, Conning Research & Consulting (Conning) estimates that the total market potential for policies that could be sold in the secondary market was $193 billion in face value in 2014. This figure compares to the $2.6 billion in face value of policy benefits that Conning estimates actually sold in the secondary market in 2013. Accordingly, we believe that the secondary market is still emerging, having only a 1.3% market penetration rate during 2013. In addition, as the senior population ages, Conning believes that the net market potential for life insurance policies that could be sold in the secondary market will grow to $233 billion by 2023. We believe that socio-economic and demographic trends support the long-term development and growth of the secondary market for life insurance, and that the secondary market for life insurance represents a significant and expansive market opportunity.

We have recently seen positive growth trends for the market, evidenced by increased competition for policy purchases through traditional channels, new efforts by market participants to reach consumers directly, and little change in the regulatory and legal environment which impact our market. In particular, we are aware of only two reported consumer complaints relating to life settlement transactions that have been received by insurance regulators nationally since 2012. During 2015 (with most state legislatures now in recess or adjourned until 2016), there was not any legislation introduced attempting to establish more restrictive processes or controls on life settlement transactions. In fact, we are aware of approximately one dozen state bills that were introduced thus far during 2015 recognizing that life settlements are good public policy by requiring insurance companies or governmental authorities to advise policyholders facing lapse or surrender that selling their policy on the secondary market is an option.

Furthermore, we are also aware that a class-action lawsuit against a major insurance company, alleging breach of fiduciary duty for failure to advise consumers about their life settlement options, was privately settled. We believe that this lawsuit may begin establishing precedent for insurance carriers and their agents, as well as other financial professionals, to advise clients of their rights to effect a sale of their life insurance policy.

In sum, we believe these legislative and legal developments indicate that the market for life settlements is gaining growing acceptance from a public policy perspective, and that participants in the market are achieving success at adhering to the regulatory requirements imposed on them. When combined with the recent positive growth trends in the market, and our own efforts and successes in expanding our network of financial professionals involved in offering our products and services, we begin the second half of 2015 with confidence and optimism for the further development of our business and marketplace.

Our Business Model

We believe that we are uniquely positioned to capitalize on this opportunity by providing value-added services to consumers owning life insurance and investors seeking alternative investment opportunities, where both participants can profit. To participate and compete in our growing market, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies; (ii) obtaining requisite licensure to participate in the life insurance secondary market; (iii) developing financing resources, strategies, and capabilities for servicing a large portfolio of life insurance policies; (iv) recruiting and developing a professional management team; and (v) establishing strategic relationships for delivering our services.

We have seen increasing interest among investors and financial professionals in participating in our $1,000,000,000 L Bond offering. Over the last three months, we added over 1,500 financial professionals who are now approved to sell our L Bond offering. This increases the total number of financial professionals offering our L Bond to over 3,000 advisors. The L Bond offers investors the opportunity to obtain a high yielding investment from our portfolio of life insurance policies, assets whose performance is not tied to the stock market, commodities, or real estate. We expect to continue growing our financial product distribution as awareness and understanding of our asset class increases.

We generally purchase life insurance policies directly with the owner who originally purchased the policy. Occasionally, we may purchase life insurance policies from other financial buyers who have purchased life insurance policies and are now selling their policies. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market. Since the fourth quarter of 2014, we have been expanding our origination practice by marketing directly to consumers through various marketing initiatives. Recently, we engaged a strategic partner in the development of a specialized service center whose focus is sourcing qualified leads and processing life insurance policies directly for our purchase. In conjunction with these activities, we are in in the final stages of implementing new systems, processes and protocols with respect to our direct to consumer lead generation and life insurance policy origination protocols and practices. These implementations include streamlined underwriting process for small face policies in order to efficiently acquire life insurance policies directly from consumers.

In addition to our direct to consumer origination efforts, we have developed and expanded our Appointed Agent Program to address what we see as a growing need for value-added post-retirement financial services to seniors owning life insurance. Our Appointed Agent Program empowers financial professionals to bring the secondary market’s value proposition directly to consumers owning life insurance. Central to the Appointed Agent Program is education, training, and marketing that support and empower financial professionals to offer clients significant value with a program that emphasizes regulatory compliance. Since its beginning in 2014, the number of financial professionals sourcing life insurance policies directly under our Appointed Agent Program has an increased to over 850 at June 30, 2015. Many of the financial professionals who distribute our investment products also participate in our Appointed Agent Program. This dual offering enables financial professionals the opportunity to develop expertise in our business model and a differentiating specialization for their financial practice. In conjunction with these activities, we have continued to sharpen our service offerings and marketing tools, available to broker-dealers and financial advisors who seek to market our product and services. These offerings have, in turn, led to an increasing acceptance by the financial profession of our business model and industry practices. While these efforts are ongoing, the early outcomes from both the Appointed Agent Program and our other direct to consumer efforts are encouraging. We have experienced a significant increase in the number of life insurance policies that are now in our origination pipeline from these sources. We expect to complete our initial development efforts on these systems, including technology, reporting, processing, and underwriting protocols in 2015. When in place, we believe these efforts will be able to scale for increased volume and provide us with a unique corporate value proposition.

While these efforts are ongoing, and initial results are preliminary, the early outcomes from both our Appointed Agent Program and direct to consumer marketing efforts are very encouraging. In the last three months, we have experienced a significant increase in the number of life insurance policies that are now in our origination pipeline. All told, these efforts have increased our policy purchases from zero to now making up over 28% of all the life insurance policies in our current origination pipeline as of August 3, 2015. Our origination pipeline includes all the life insurance policies we are currently gathering information, evaluating, or in the process of closing a purchase. We expect to complete our initial development efforts on these systems, including supporting marketing, technology, reporting, processing, and underwriting protocols through the balance of 2015. When in place, we believe we will be well-positioned to scale for increased volume.

We have also expanded our own footprint in the various states and jurisdictions where secondary market life settlement transactions are regulated. Of the 42 jurisdictions that require licensure, we presently hold 35 licenses and have pending applications in another four jurisdictions.

Before acquiring a life insurance asset, we value the related life insurance policy by conducting an underwriting review. Our present underwriting review process generally involves obtaining two life expectancy estimates on each insured from third-party medical-actuarial firms, and then averaging these two estimates. On occasion, we may obtain more than two life expectancy estimates, in which case we average the two life expectancy estimates that we believe are the most reliable, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative estimates we obtain. From time to time and as permitted by applicable borrowing covenants, we may modify our underwriting review process. For example, we recently changed our definition of a “small face policy” as a policy having a face value equal to or less than $1,000,000 in policy benefits. Prior to this change, a small face policy was one having a face value equal to or less than $250,000. For small face policies, rather than obtaining life expectancy estimates from third-party medical-actuarial firms, we may employ a modified underwriting review process involving the use of a combination of standard mortality tables, actuarial or medical consultants, and our own analysis to develop a life expectancy estimate for an insured. We seek to purchase life insurance policies issued by rated life insurance companies with investment grade credit ratings by Standard & Poor’s (AAA through BBB-), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of June 30, 2015, approximately 95.5% of life insurance policies in our portfolio were issued by companies rated “BBB-” or better under Standard & Poor’s rating system. Many of our current underwriting review processes, including our policy of obtaining two life expectancy estimates from medical actuarial firms as described above, are undertaken in satisfaction of obligations under our revolving credit facility. In the future we may modify our underwriting review process if permitted under our borrowing arrangements.

All of our services are premised on financial and actuarial modeling that assigns a present value to the face value of an insurance policy benefit. In this regard, the value we assign to a life insurance asset in the secondary market is primarily a function of: (i) the face value of the life insurance policy or portion thereof we may wish to acquire; (ii) the estimated life expectancy of the individual insured under the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers in the secondary market; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance assets as a whole.

The types of policies we typically, but not always, acquire are universal life insurance policies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the “cash surrender value” of the policy. The cash surrender value is the cash value of the policy, less any surrender charges imposed by the insurance company for a cash value distribution. Our services provide greatest value to a consumer when the actuarial value of the life insurance policy benefit exceeds the cash surrender value of the policy—which is often the case. We also provide services to consumers who own term life insurance. Unlike permanent universal life insurance, term life insurance does not have a cash value associated with it. Nevertheless, most term insurance policies permit the policy to be converted into permanent universal life insurance. In the future, we may consider offering services in conjunction with variable universal life insurance, which differs from universal insurance in that the “variable” component of the policy involves the ownership of securities inside the policy.

Portfolio Summary

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, is summarized below:

Total portfolio face value of policy benefits	$806,274,000
Average face value per policy	$2,567,000
Average face value per insured life	$2,819,000
Average age of insured (yrs.)*	82.9
Average life expectancy estimate (yrs.)*	6.56
Total number of policies	314
Number of unique lives	286
Demographics	68% Males; 32% Females
Number of smokers	4
Largest policy as % of total portfolio	1.24%
Average policy as % of total portfolio	0.32%
Average annual premium as % of face value	3.34%

Competitive Strengths

We have built our business on what we believe to be the following competitive strengths:

•         Industry Experience: We have actively participated in the development of the secondary market of life insurance as a purchaser and financier within the asset class since 2006. Our position within the marketplace has allowed us to gain a deep understanding of the life insurance secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association (LISA) and the Insurance Studies Institute (ISI). Our experience gives us confidence to compete in the industry and acquire a portfolio of life insurance policies that we expect to perform to our expectations.

•         Operational Platform: We have built and continue to refine and develop both an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when participating in the life insurance secondary marketplace.

•         Underwriting Practices: We seek to use underwriting review processes and file documentation standards that generally meet published guidelines for rated securitizations of life insurance portfolios. We purchase life insurance policies we consider to be non-contestable and that meet our underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest at the time at which the policy was purchased, such as is the case with so-called “stranger-originated” life insurance policies. To the extent we use modified methodologies for estimating life expectancies for small face policies, those modified methodologies may not meet published guidelines for rated securitizations of life insurance portfolios.

•         Origination Relationships and Strategies: We have established origination relationships with life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which gives us confidence in our bidding and closing processes and streamlines our own due-diligence process. We have expanded our origination strategies to include direct-to-consumer marketing and our Appointed Agent Program. We believe the expansion of these origination strategies is unique within the marketplace.

•         Life Expectancy Methodology: We generally rely on two life expectancy estimates obtained from independent third-party medical-actuarial underwriting firms to arrive at a life expectancy estimate we use for valuing a life insurance asset. For a majority of our life insurance asset purchases, we rely on estimates obtained from 21st Services and AVS Underwriting to develop our life expectancy estimate. We may, however, also obtain and use life expectancy estimates from other medical-actuarial underwriting firms.

As explained above, we may from time to time modify our underwriting review processes, including our methodology for arriving at life expectancy estimates we use in ascribing value to a life insurance asset.

•         Pricing Software and Methodology: To calculate our expected returns on the investments we make in life insurance assets, we use actuarial pricing methodologies and software tools built by a leading independent actuarial service firm and currently supported by Modeling Actuarial Pricing Systems, Inc. (“MAPS”).

•         Financing Strategy: We have actively developed a diversified financing strategy for accessing capital markets in support of our strategy of purchasing and owning our portfolio of life insurance policies, ranging from institutional bank financing to working through a network of broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”) and who participate in one or more of our investment offerings, including our current L Bond offering. If in the future we decide to offer different kinds of investment products, we expect to leverage the network of broker-dealers that we have built over time.

On the other hand, our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

•         Relatively New Market: Investing in life insurance assets in the secondary market is a relatively new and evolving market. Our ability to source and invest in life insurance assets at attractive prices materially depends on the continued growth of the secondary market for life insurance and the continued solvency of the life insurance companies that pay the face value of life insurance policy benefits.

•         Asset Valuation Assumptions: The valuation of our portfolio life insurance assets—the principal asset on our balance sheet—requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and the life expectancy estimates we use for these purposes, any of which may ultimately prove to be inaccurate.

•         Ability to Expand Our Portfolio: Our business model requires us to achieve actual results that are in-line with our expectations, from our investments in life insurance assets. In this regard, we believe that the larger the portfolio of life insurance assets we own, the greater likelihood there is that we will achieve results matching our expectations. Although we plan to expand the number of investments in life insurance assets using proceeds from the sale of our L Bond offering and from our sale of Redeemable Preferred Stock in this offering, we may be unable to meet this goal. Furthermore, even if we successfully grow our portfolio of life insurance assets, we nevertheless may not achieve the results we expect.

•         Reliance on Financing: We have chosen to finance our business almost entirely through the issuance of debt, including, in addition to this offering, the sale of L Bonds in an ongoing continuous offering, Series I Secured Notes, and our use of a senior secured revolving credit facility. Our business model expects that we will have continued access to financing (including financing to expand or replace our existing financing) in order to purchase and finance a large and diversified portfolio of life insurance assets, and thereafter pay the attendant premiums and financing costs of maintaining that portfolio. We will be required to rely on our access to financing to pay premiums, interest and dividends until such time as we begin receiving significant revenues from the receipt of life insurance policy benefits from our portfolio. Even if we obtain the financing we require, we may not receive life insurance policy benefits that match our cash flow projections or meet them in time to earn profits after the payment of financing costs.

•         Risk of Investment in Life Insurance Assets: Our investments in life insurance assets have inherent risks, including fraud and legal challenges to the validity of the life insurance policies. Examples of fraud include the possibility that the seller of a policy may have provided us with inaccurate or misleading information during the underwriting review process.

•         Effects of Regulation: Our business is subject to complex state and federal regulation. Changes in state or federal laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could materially and negatively affect our business.

Our business also involves certain challenges and risks described in the “Risk Factors” section of this prospectus and the “Risk Factors” sections of the documents incorporated into this prospectus by reference.

Acquiring Life Insurance Assets

We seek to offer our services nationwide. In general, we work directly with consumers in states where we hold proper licensure, and in states where we are not licensed we work through other licensed providers. Historically, sourcing policy assets typically begins with life insurance agents and financial advisors (“agents”) that identify consumers owning life insurance who could benefit from the extraction of value from their life insurance in the secondary market. The agents typically work with professional life insurance policy brokers specializing in packaging the policies for presentation to participants in the secondary market. Their packaging includes obtaining medical records on the insured, life expectancy estimates from medical-actuarial firms, current insurance policy illustrations, and other information needed to properly evaluate the policy. The only parties able to evaluate the policies are regulated licensed “providers.” Once the providers have evaluated the policy, offers are made to the owner through a competitive auction process whereby brokers facilitate competing offers from providers, concurrently negotiating fees.

We maintain membership affiliations and representation within key industry groups, such as the Life Insurance Settlement Association. Our President, Michael Freedman, currently serves on the board of the Life Insurance Settlement Association. We typically sponsor events and/or maintain a trade booth at events where we are able to maintain contacts with existing life settlement brokers and meet new brokers who submit policies for purchase.

We are developing new channels for acquiring life insurance assets by soliciting consumers directly, which may eliminate fees we pay brokers and competition we experience when a policy is auctioned through a broker. While these new channels are as yet unproven, we believe that consumer awareness of the life insurance secondary market is relatively low while the consumer value proposition is very high. As a result, these new channels may provide a significant growth opportunity for our business.

Life Insurance Policy Underwriting and Investment Process

The process used to value and underwrite life insurance policies is relatively new and continues to be refined. We underwrite and service all the life insurance policies that we purchase. When we identify a life insurance policy that meets our criteria, we seek to invest in the policy at a discount sufficient to provide us with an expected internal rate of return that meets our internal guidelines. Once our offer to invest in a policy is accepted, we enter into a purchase agreement with the seller. This agreement gives us the right to, among other things, pay premiums, collect policy benefits, file collateral assignments, change the ownership, and obtain medical records. The general terms and conditions of the agreement are standardized and regulated by most states.

We maintain an underwriting department with experience in underwriting life insurance policies for investment. The underwriting due diligence process consists of a careful review and analysis of available materials related to a life insurance policy and the covered individual. The goal of the underwriting process is to make an informed investment decision with respect to the life insurance policy. While we believe that our underwriting policies and practices are consistent with industry best practices, it is possible that the processes may change or may not accurately reflect actual mortality experience or catch fraud or deception by sellers. To the extent the underwriting is not accurate or we are subject to fraud or deception by sellers, the performance of policies may be different from expected results, which could adversely affect our profitability.

Life Insurance Policy Characteristics

We typically invest in universal life insurance policies whose insureds are 65 years or older and whose actuarial life expectancies are estimated to be less than 168 months (14 years). In some cases, however, we invest in term life insurance policies that are convertible into universal life insurance policies, depending upon the analysis of the life insurance policy and the insured’s life expectancy estimate. The life expectancy estimate is the number of months the insured is expected to live based upon 50% mortality (meaning roughly half of the individuals with similar age, sex, smoking and medical statuses will have experienced mortality within that number of months), which is in turn based upon actuarial tables.

We invest only in life insurance assets that have been in force for more than two years from the policy issuance date and meet our other underwriting guidelines. We reserve the right to disqualify some life insurance companies or categories of life insurance policies for purchasing in our sole discretion.

Pricing Life Insurance Policies

Pricing involves an analysis of both the policy and the insured. An analysis of the insurance policy starts with an illustration obtained from the insurance company providing a schedule of level premium payments until the insured reaches age 125. Then, utilizing pricing software now owned by Modeling Actuarial Pricing Systems, Inc. (“MAPS”), we reverse engineer the premium schedule of the policy to determine a premium schedule that provides for the minimum payments required to keep the policy in effect. An analysis of the insured involves an actuarial evaluation of the insured’s probable mortality at different points in the future—the mortality curve. This analysis covers the insured’s entire projected lifespan using life expectancy estimates generated by third-party medical-actuarial underwriting firms or generated from base actuarial tables in the case of small face policies.

In determining the life expectancy estimate, we generally require two life expectancy estimates from independent third-party medical-actuarial underwriting firms, unless the life insurance policy is a small face policy (defined by us as a policy with $1,000,000 in face value benefits or less), in which case we may use a life expectancy estimate derived from base actuarial mortality table assumptions. When a life expectancy estimate is obtained from a medical-actuarial firm, the health of the insured is summarized by the underwriters in a written health assessment based on a review of the insured’s historical and current medical records. Underwriting assesses the characteristics and health risks of the insured in order to quantify them into a mortality rating representing the life expectancy estimate. We currently average the life expectancy estimates provided by two independent medical-actuarial underwriting firms to form our life expectancy estimate for life insurance policies other than small face policies. In some cases, we may obtain more than two life expectancy estimates. In those cases, we average the two life expectancy estimates that we believe are the most reliable of those we have received, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative. If in the future we believe our business model will benefit from changes in our underwriting process and if such revisions are permitted under our borrowing covenants, we may change our underwriting processes and policies, including our present policy under which we generally obtain two life expectancy estimates from independent third-party medical-actuarial firms (other than for small face policies).

By combining the optimized premiums and the insured’s life expectancy estimate within the MAPS software, we generate detailed information, including the expected mortality curve over the insured’s total projected lifespan; the expected premiums and related costs over the insured’s total projected lifespan; the expected policy benefit paid over the insured’s total projected lifespan; the account values within the policy; and the expected internal rate of return we will achieve at various investment amounts. From this information, we are able to calculate the present value of the life insurance policy by discounting the anticipated cash flows at the targeted internal rate of return using the probabilistic pricing methodology used by the MAPS program. The actuarial value of the life insurance policy asset is the present value of the policy’s cash flows discounted at an expected internal rate of return. We intend that our investments in life insurance assets will generate yields in excess of our borrowing and operating costs.

On September 15, 2014, 21st Services announced changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. We expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology. Future changes may impact the life expectancies of insureds within our portfolio and the value of those policies, which may in turn affect our results of operations. We generally expect to incorporate any such changes to the policies within our portfolio when and as we value that portfolio from time to time.

Portfolio Administration

We have developed a comprehensive administration and servicing platform to manage the life insurance assets we own. This allows us to safeguard our life insurance assets and to process and report on the assets in our portfolio. We regularly contact each insurance company on every policy we own to verify policy account values and to confirm the correct application of premium payments made, and the resulting account values inside the life insurance policy after application of the premium payment and the deduction of the cost of insurance. We typically maintain little account value inside the policy and seek to make only minimum premium payments necessary to keep the life insurance policy in force until the next scheduled premium payment.

In addition to policy servicing, we monitor insureds by periodically contacting them directly, or their appointed representatives, to confirm their location and health status. We monitor the social security database for mortalities as well as online obituary databases. When we are notified of an insured’s mortality, we are required to obtain a copy of the death certificate and present it to the life insurance company for payment of the face value of the policy benefit.

Portfolio Management

We realize profits by earning a spread between the cost of our investment in our life insurance assets and the face value of the policy benefits paid upon the insured’s mortality. We believe that building and managing a profitable portfolio of life insurance policies is complex, requires considerable technical knowledge and resources, and is subject to numerous regulations. We have developed extensive experience and discipline to work toward a stable and profitable portfolio. We update our actuarial projections each month for the portfolio based on the life expectancy estimates, premium payments made, and mortalities experienced. These data points combine to provide us with future forecasted cash flows with respect to our portfolio of life insurance assets. These forecasted future cash flows, along with our current financial position, are combined in a comprehensive model that includes detailed assumptions as to interest rates, financing costs, life insurance asset acquisitions, and capital markets activities. This comprehensive financial model enables us to closely monitor and manage our necessary capital reserves and attempt to project our future profitability.

While we believe our portfolio of life insurance assets represents a balanced and stable portfolio of life insurance assets, we seek to grow the size of the portfolio in order to further mitigate risk, enhance diversification, and improve our profitability. In order to assess the stability of our portfolio, we analyze longevity risk, which is the risk of the insured living longer than his or her life expectancy estimate. Longevity risk is the single largest variable affecting the returns on an investment in life insurance assets and the ability to predict the portfolio’s value over time. Research by A.M. Best and others indicates that, as the number of insured lives increase within a portfolio of life insurance policies, there is a decrease in the standard deviation of the value of the portfolio—i.e., longevity risk is reduced with an increase in the number of insured lives. While Standard & Poor’s has indicated that statistical credibility is unlikely to be achieved with a pool of less than 1,000 lives, a study published in 2014 by A.M. Best concluded that at least 300 lives is sufficient to narrow the band of expected cash flow volatility using the Monte Carlo simulations, which is the same methodology we use to evaluate our portfolios. Our internal analysis of our portfolio, which as of June 30, 2015 consisted of 286 lives, resulted in a standard deviation that is comparable with the A.M. Best measurement for a portfolio of 300 lives. We believe this result is due to the specific portfolio make up of our portfolio relative to the variation in underlying life expectancy estimates. Further, A.M. Best recommends that no one life should comprise more than 3.33% of the face value of an entire portfolio or collateral pool. As of June 30, 2015, the largest face value policy on one life in our portfolio represented approximately 1.24% of the total portfolio. We intend to maintain a well-diversified portfolio as we continue to expand our investments in life insurance assets.

We also believe our portfolio represents a profitable portfolio. In order to assess the profitability, we analyze the future cash flows expected from our portfolio of life insurance assets. The standard practice within the insurance industry is to analyze the timing of uncertain future cash flows through stochastic modeling, or Monte Carlo simulations. We continue to analyze the expected internal rates of return and spread against borrowing costs represented by our portfolio. As of March 31, 2015, the expected internal rate of return on our portfolio of life insurance assets was 11.33% and our weighted-average borrowing costs to finance our portfolio were 7.16%. As of June 30, 2015, the expected internal rate of return on our portfolio of life insurance assets was 11.24% and our weighted-average borrowing costs to finance our portfolio were 6.98%.

Portfolio Credit Risk Management

The life insurance assets in which we invest represent obligations of third-party life insurance companies to pay the benefits under the relevant policy. We rely on the payment of policy benefits by life insurance companies as our sole source of revenue collection. Accordingly, the possible insolvency of a life insurance company is a significant risk to our business. To manage this risk, we seek to invest in life insurance assets that are issued by insurance companies with investment-grade ratings from either A.M. Best, Moody’s or Standard & Poor’s. To further mitigate risk, we seek to have no more than 20% of our aggregate face value of policy benefits in our portfolio issued by any one life insurance company. In addition, to assure diversity and stability in our portfolio, we regularly review the various metrics of our portfolio relating to credit risk. We track industry rating agency reports and industry journals and articles in order to gain insight into possible financial problems of life insurance companies. Finally, we only invest in those life insurance policies that meet the underwriting standards established in the indenture governing our debt securities, as applicable.

As of June 30, 2015, 91.1% of insurance companies in our portfolio hold an investment-grade rating by Standard & Poor’s (BBB- or better), and the face value of policy benefits issued by one life insurance company with in the portfolio was 14.06%. Of the 45 insurance companies that insure the policies we own, ten companies insure approximately 73.07% of total face value of insurance benefits and the remaining 35 insurance companies insure the remaining approximately 26.93% of total face value of insurance benefits. The concentration risk of our ten largest insurance company holdings as of June 30, 2015 is set forth in the table below.

Rank	Policy Benefits	Percentage of Policy Benefit Amt.	Insurance Company	Ins. Co. S&P Rating
1	$113,380,000	14.06%	AXA Equitable Life Insurance Company	A+
2	$95,939,000	11.90%	John Hancock Life Insurance Company (U.S.A)	AA-
3	$77,922,000	9.66%	Transamerica Life Insurance Company	AA-
4	$58,825,000	7.30%	Voya Retirement Insurance and Annuity Company	A
5	$58,769,000	7.29%	Jefferson-Pilot Life Insurance Company	AA-
6	$43,750,000	5.43%	Massachusetts Mutual Life Insurance Company	AA+
7	$41,750,000	5.18%	American General Life Insurance Company	A+
8	$34,546,000	4.28%	Metropolitan Life Insurance Company	AA-
9	$33,750,000	4.19%	West Coast Life Insurance Company	AA-
10	$30,500,000	3.78%	Pacific Life Insurance Company	A+

Servicing Agents

We have contracted with Wells Fargo Bank to provide servicing, collateral agent, trustee, and securities intermediary services with respect to certain life insurance policies owned by our subsidiaries DLP Funding II and DLP Funding III. We have contracted with Bank of Utah to provide trustee services with respect to all other life insurance policies we own. Wells Fargo Bank provides services for certain life insurance policies in connection with ownership and tracking of life insurance policies we own, including paying premiums, posting of payments (receipts) of the life insurance policies, certain monitoring, enforcement of rights and payer notifications, and related services. We reserve the right to service and provide collateral agent services for certain life insurance policies directly, or appoint additional or an alternative third-party servicer in the future.

Our Portfolio

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, is summarized below:

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$806,274,000
Average face value per policy	$2,567,000
Average face value per insured life	$2,819,000
Average age of insured (yrs.)*	82.9
Average life expectancy estimate (yrs.)*	6.56
Total number of policies	314
Number of unique lives	286
Demographics	68% Males; 32% Females
Number of smokers	4
Largest policy as % of total portfolio	1.24%
Average policy as % of total portfolio	0.32%
Average annual premium as % of face value	3.34%

____________

*         Averages presented in the table are weighted averages.

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, organized by the insured’s current age and the associated policy benefits, is summarized below:

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	$47,497,000	3.02	5.89%
85	89	236,573,000	4.83	29.34%
80	84	278,567,000	6.92	34.55%
75	79	190,793,000	8.30	23.67%
70	74	42,437,000	9.90	5.26%
66	69	10,407,000	7.07	1.29%
Total		$806,274,000	6.56	100.00%

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, organized by the insured’s current age and number of policies owned, is summarized below:

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	22	3.02	7.01%
85	89	99	4.83	31.53%
80	84	103	6.92	32.79%
75	79	61	8.30	19.43%
70	74	20	9.90	6.37%
66	69	9	7.07	2.87%
Total		314	6.56	100.00%

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, organized by the insured’s estimated life expectancy estimates and associated policy benefits, is summarized below:

Distribution of Policy Benefits by Current Life Expectancies of Insured

Min LE (Months)	Max LE (Months)	Policy Benefits	Distribution
8	47	$145,242,000	18.01%
48	71	191,914,000	23.80%
72	95	244,522,000	30.33%
96	119	129,801,000	16.10%
120	143	54,793,000	6.80%
144	188	40,002,000	4.96%
Total		$806,274,000	100.00%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions with ten primary disease categories: (1) cardiovascular, (2) cerebrovascular, (3) dementia, (4) cancer, (5) diabetes, (6) respiratory disease, (7) neurological disorders, (8) other, no disease, or multiple. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio. ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics. Currently, cardiovascular is the only primary disease category within our portfolio that represents a concentration over 10%.

Our portfolio of life insurance policies, owned by our subsidiaries as of June 30, 2015, organized by the primary disease categories of the insured and associated policy benefits, is summarized below:

Distribution of Policy Benefits by Primary Disease Category

Primary Disease Category	Policy Benefits	Distribution
Cancer	$59,750,000	7.41%
Cardiovascular	145,121,000	18.00%
Cerebrovascular	24,462,000	3.03%
Dementia	59,699,000	7.40%
Diabetes	63,617,000	7.89%
Multiple	190,970,000	23.69%
Neurological Disorders	24,974,000	3.10%
No Disease	97,641,000	12.11%
Other	98,590,000	12.23%
Respiratory Diseases	41,450,000	5.14%
Total Policy Benefits	$806,274,000	100.00%

The primary disease category represents a general category of impairment. Within the primary disease category, there are a multitude of sub-categorizations defined more specifically by ICD-9 codes. For example, a primary disease category of cardiovascular includes subcategorizations such as atrial fibrillation, heart valve replacement, coronary atherosclerosis, etc. In addition, individuals may have more than one ICD-9 code describing multiple medical conditions within one or more primary disease categories. Where an individual’s ICD-9 codes indicate medical conditions in more than one primary disease categories, we categorize the individual as having multiple primary disease categories. We expect to continue to develop and refine our identification and tracking on the insured individuals medical conditions as we manage our portfolio of life insurance policies.

The complete detail of the portfolio of all life insurance policies, owned by our subsidiaries as of June 30, 2015, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy, issuing insurance carrier, and the credit rating of the issuing insurance carrier is set forth below.

Life Insurance Portfolio Detail
(as of June 30, 2015)

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
1	$4,000,000	Male	94	35.5	MetLife Investors USA Insurance Company	N/A
2	$1,100,000	Male	94	30.0	Voya Retirement Insurance and Annuity Company	A
3	$1,500,000	Female	94	33.4	Aviva Life Insurance Company	A-
4	$3,200,000	Male	94	28.1	West Coast Life Insurance Company	AA-
5	$1,000,000	Female	93	39.4	Transamerica Life Insurance Company	AA-
6	$264,000	Female	93	25.6	Lincoln Benefit Life Company	BBB+
7	$3,500,000	Male	92	41.3	Voya Retirement Insurance and Annuity Company	A
8	$250,000	Male	92	23.04	Transamerica Life Insurance Company	AA-
9	$3,000,000	Male	91	45.2	West Coast Life Insurance Company	AA-
10	$500,000	Male	91	15.2	John Hancock Life Insurance Company (U.S.A)	AA-
11	$5,000,000	Female	91	52.7	American General Life Insurance Company	A+
12	$2,000,000	Female	91	13.7	Pruco Life Insurance Company	AA-
13	$5,000,000	Female	91	32.5	John Hancock Life Insurance Company (U.S.A)	AA-
14	$300,000	Female	91	31.0	West Coast Life Insurance Company	AA-
15	$1,682,773	Female	90	51.0	Hartford Life and Annuity Insurance Company	BBB+
16	$5,000,000	Male	90	32.5	John Hancock Life Insurance Company (U.S.A)	AA-
17	$3,100,000	Female	90	34.1	Lincoln Benefit Life Company	BBB+
18	$1,500,000	Female	90	68.8	Jefferson-Pilot Life Insurance Company	AA-
19	$1,000,000	Male	90	24.5	State Farm Life Insurance Company	AA-
20	$3,000,000	Female	90	33.6	Jefferson-Pilot Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
21	$1,000,000	Male	90	8.3	Voya Retirement Insurance and Annuity Company	A
22	$600,000	Female	90	21.6	Columbus Life Insurance Company	AA
23	$1,000,000	Female	89	51.1	United of Omaha Life Insurance Company	AA-
24	$3,500,000	Female	89	56.7	John Hancock Life Insurance Company (U.S.A)	AA-
25	$2,500,000	Female	89	7.9	AXA Equitable Life Insurance Company	A+
26	$2,500,000	Female	89	7.9	AXA Equitable Life Insurance Company	A+
27	$5,000,000	Female	89	40.4	Voya Retirement Insurance and Annuity Company	A
28	$5,000,000	Female	89	18.2	Lincoln National Life Insurance Company	AA-
29	$715,000	Female	89	60.6	Jefferson-Pilot Life Insurance Company	AA-
30	$1,203,520	Male	89	44.3	Columbus Life Insurance Company	AA
31	$1,350,000	Female	89	36.0	Jefferson-Pilot Life Insurance Company	AA-
32	$3,500,000	Female	89	41.3	Lincoln National Life Insurance Company	AA-
33	$5,000,000	Female	88	50.6	Massachusetts Mutual Life Insurance Company	AA+
34	$2,500,000	Female	88	48.2	American General Life Insurance Company	A+
35	$2,500,000	Male	88	39.9	Pacific Life Insurance Company	A+
36	$4,000,000	Female	88	72.3	Transamerica Life Insurance Company	AA-
37	$5,000,000	Male	88	53.6	AXA Equitable Life Insurance Company	A+
38	$1,103,922	Female	88	61.9	Sun Life Assurance Company of Canada (U.S.)	AA-
39	$1,500,000	Male	88	43.5	John Hancock Life Insurance Company (U.S.A)	AA-
40	$1,500,000	Male	88	43.5	John Hancock Life Insurance Company (U.S.A)	AA-
41	$1,000,000	Female	88	65.6	Transamerica Life Insurance Company	AA-
42	$250,000	Female	88	65.6	Transamerica Life Insurance Company	AA-
43	$1,050,000	Male	88	45.4	John Hancock Life Insurance Company (U.S.A)	AA-
44	$1,000,000	Male	88	55.3	AXA Equitable Life Insurance Company	A+
45	$500,000	Male	88	61.9	Lincoln National Life Insurance Company	AA-
46	$4,785,380	Female	88	45.4	John Hancock Life Insurance Company (U.S.A)	AA-
47	$1,803,455	Female	88	49.4	Metropolitan Life Insurance Company	AA-
48	$1,529,270	Female	88	49.4	Metropolitan Life Insurance Company	AA-
49	$800,000	Male	88	71.6	Lincoln National Life Insurance Company	AA-
50	$5,000,000	Male	88	52.5	John Hancock Life Insurance Company (U.S.A)	AA-
51	$2,225,000	Female	88	85.7	Transamerica Life Insurance Company	AA-
52	$357,014	Female	88	36.7	RiverSource Life Insurance Company	A+
53	$3,000,000	Female	88	82.0	Massachusetts Mutual Life Insurance Company	AA+
54	$1,500,000	Male	88	46.5	Union Central Life Insurance Company	A+
55	$3,000,000	Male	88	44.0	Jefferson-Pilot Life Insurance Company	AA-
56	$2,000,000	Male	88	47.3	John Hancock Life Insurance Company (U.S.A)	AA-
57	$396,791	Male	88	37.64	Lincoln National Life Insurance Company	AA-
58	$3,000,000	Male	88	33.26	American General Life Insurance Company	A+
59	$500,000	Female	87	68.2	Sun Life Assurance Company of Canada (U.S.)	AA-
60	$5,000,000	Female	87	34.8	Transamerica Life Insurance Company	AA-
61	$3,000,000	Male	87	50.4	Transamerica Life Insurance Company	AA-
62	$1,200,000	Male	87	75.3	Transamerica Life Insurance Company	AA-
63	$250,000	Male	87	72.4	Metropolitan Life Insurance Company	AA-
64	$6,000,000	Female	87	56.2	Sun Life Assurance Company of Canada (U.S.)	AA-
65	$3,000,000	Male	87	81.8	AXA Equitable Life Insurance Company	A+
66	$1,000,000	Female	87	35.7	New York Life Insurance Company	AA+
67	$10,000,000	Female	87	72.0	West Coast Life Insurance Company	AA-
68	$2,500,000	Male	87	48.3	Transamerica Life Insurance Company	AA-
69	$1,000,000	Female	87	51.1	West Coast Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
70	$2,000,000	Female	87	51.1	West Coast Life Insurance Company	AA-
71	$800,000	Male	87	55.7	National Western Life Insurance Company	A
72	$200,000	Male	87	48.8	Lincoln Benefit Life Company	BBB+
73	$4,445,467	Male	87	58.9	Penn Mutual Life Insurance Company	A+
74	$7,500,000	Male	87	50.6	Jefferson-Pilot Life Insurance Company	AA-
75	$3,600,000	Female	87	57.9	AXA Equitable Life Insurance Company	A+
76	$5,000,000	Male	87	81.3	Lincoln National Life Insurance Company	AA-
77	$1,000,000	Female	87	27.7	John Hancock Life Insurance Company (U.S.A)	AA-
78	$4,513,823	Female	87	23.4	Aviva Life Insurance Company	A-
79	$100,000	Female	87	56.9	American General Life Insurance Company	A+
80	$100,000	Female	87	56.9	American General Life Insurance Company	A+
81	$2,000,000	Female	87	75.79	U.S. Financial Life Insurance Company	A+
82	$1,000,000	Male	86	61.1	John Hancock Life Insurance Company (U.S.A)	AA-
83	$2,000,000	Male	86	61.1	John Hancock Life Insurance Company (U.S.A)	AA-
84	$5,000,000	Male	86	49.2	Jefferson-Pilot Life Insurance Company	AA-
85	$1,365,000	Female	86	95.6	Transamerica Life Insurance Company	AA-
86	$1,000,000	Female	86	84.4	Voya Retirement Insurance and Annuity Company	A
87	$200,000	Female	86	86.9	Lincoln National Life Insurance Company	AA-
88	$1,000,000	Male	86	40.1	Massachusetts Mutual Life Insurance Company	AA+
89	$2,000,000	Male	86	84.6	Transamerica Life Insurance Company	AA-
90	$8,500,000	Male	86	81.2	Massachusetts Mutual Life Insurance Company	AA+
91	$1,000,000	Male	86	25.8	Transamerica Life Insurance Company	AA-
92	$500,000	Male	86	82.0	Metropolitan Life Insurance Company	AA-
93	$2,000,000	Male	86	61.8	Jefferson-Pilot Life Insurance Company	AA-
94	$347,211	Male	86	43.9	Prudential Life Insurance Company	AA-
95	$500,000	Female	86	55.2	Beneficial Life Insurance Company	N/A
96	$1,800,000	Male	86	53.3	John Hancock Variable Life Insurance Company	AA-
97	$4,000,000	Male	86	52.8	Metropolitan Life Insurance Company	AA-
98	$2,000,000	Male	86	96.7	Voya Retirement Insurance and Annuity Company	A
99	$2,000,000	Male	86	96.7	Voya Retirement Insurance and Annuity Company	A
100	$2,000,000	Male	86	96.7	Voya Retirement Insurance and Annuity Company	A
101	$1,500,000	Male	85	49.3	Transamerica Life Insurance Company	AA-
102	$3,750,000	Male	85	76.4	AXA Equitable Life Insurance Company	A+
103	$1,000,000	Male	85	60.1	John Hancock Life Insurance Company (U.S.A)	AA-
104	$2,000,000	Female	85	84.5	AXA Equitable Life Insurance Company	A+
105	$3,000,000	Female	85	83.3	Sun Life Assurance Company of Canada (U.S.)	AA-
106	$829,022	Female	85	24.9	Hartford Life and Annuity Insurance Company	BBB+
107	$1,500,000	Male	85	79.2	AXA Equitable Life Insurance Company	A+
108	$2,328,547	Male	85	44.6	Metropolitan Life Insurance Company	AA-
109	$2,000,000	Male	85	44.6	Metropolitan Life Insurance Company	AA-
110	$5,000,000	Male	85	88.9	Voya Retirement Insurance and Annuity Company	A
111	$1,500,000	Male	85	49.3	Voya Retirement Insurance and Annuity Company	A
112	$1,500,000	Male	85	49.3	Voya Retirement Insurance and Annuity Company	A
113	$3,000,000	Female	85	70.9	Transamerica Life Insurance Company	AA-
114	$5,000,000	Male	85	73.2	Voya Retirement Insurance and Annuity Company	A
115	$1,000,000	Male	85	47.4	John Hancock Life Insurance Company (U.S.A)	AA-
116	$4,000,000	Female	85	50.5	Voya Retirement Insurance and Annuity Company	A
117	$5,000,000	Female	85	92.2	American General Life Insurance Company	A+
118	$2,000,000	Male	85	63.8	AXA Equitable Life Insurance Company	A+

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
119	$1,750,000	Male	85	63.8	AXA Equitable Life Insurance Company	A+
120	$2,000,000	Male	85	35.0	Transamerica Life Insurance Company	AA-
121	$1,425,000	Male	85	80.31	John Hancock Life Insurance Company (U.S.A)	AA-
122	$5,000,000	Female	84	100.4	AXA Equitable Life Insurance Company	A+
123	$1,000,000	Female	84	83.0	John Hancock Life Insurance Company (U.S.A)	AA-
124	$6,000,000	Female	84	110.3	American General Life Insurance Company	A+
125	$1,500,000	Female	84	108.4	Lincoln Benefit Life Company	BBB+
126	$750,000	Male	84	88.91	West Coast Life Insurance Company	AA-
127	$4,000,000	Male	84	37.2	John Hancock Life Insurance Company (U.S.A)	AA-
128	$1,000,000	Male	84	78.4	John Hancock Life Insurance Company (U.S.A)	AA-
129	$2,000,000	Female	84	98.1	Lincoln Benefit Life Company	BBB+
130	$1,000,000	Male	84	54.2	Voya Retirement Insurance and Annuity Company	A
131	$5,000,000	Male	84	74.8	Jefferson-Pilot Life Insurance Company	AA-
132	$2,700,000	Male	84	61.7	John Hancock Life Insurance Company (U.S.A)	AA-
133	$2,400,000	Male	84	37.9	Genworth Life Insurance Company	BBB-
134	$7,600,000	Female	84	98.8	Transamerica Life Insurance Company	AA-
135	$2,500,000	Female	84	64.7	American General Life Insurance Company	A+
136	$2,500,000	Male	84	59.5	AXA Equitable Life Insurance Company	A+
137	$3,000,000	Male	84	59.5	Lincoln National Life Insurance Company	AA-
138	$500,000	Male	84	41.6	Genworth Life Insurance Company	BBB-
139	$3,000,000	Female	84	43.7	AXA Equitable Life Insurance Company	A+
140	$1,703,959	Male	84	67.5	Jefferson-Pilot Life Insurance Company	AA-
141	$500,000	Male	84	18.8	Great Southern Life Insurance Company	N/A
142	$1,000,000	Male	84	58.1	Hartford Life and Annuity Insurance Company	BBB+
143	$3,500,000	Female	84	107.2	Lincoln Benefit Life Company	BBB+
144	$10,000,000	Female	84	59.05	American National Insurance Company	A
145	$500,000	Male	84	25.82	West Coast Life Insurance Company	AA-
146	$5,000,000	Male	83	65.9	AXA Equitable Life Insurance Company	A+
147	$500,000	Male	83	100.7	Metropolitan Life Insurance Company	AA-
148	$2,000,000	Male	83	40.3	National Life Insurance Company	A
149	$3,000,000	Male	83	41.3	U.S. Financial Life Insurance Company	A+
150	$2,147,816	Female	83	120.2	John Hancock Life Insurance Company (U.S.A)	AA-
151	$4,200,000	Female	83	118.3	Transamerica Life Insurance Company	AA-
152	$1,900,000	Male	83	66.5	American National Insurance Company	A
153	$500,000	Male	83	46.6	New York Life Insurance Company	AA+
154	$500,000	Male	83	46.6	New York Life Insurance Company	AA+
155	$5,000,000	Male	83	73.7	AXA Equitable Life Insurance Company	A+
156	$385,000	Male	83	74.6	Metropolitan Life Insurance Company	AA-
157	$500,000	Male	83	74.6	Metropolitan Life Insurance Company	AA-
158	$250,000	Male	83	33.1	Jackson National Life Insurance Company	AA
159	$1,500,000	Male	83	76.5	Jefferson-Pilot Life Insurance Company	AA-
160	$3,500,000	Female	83	88.6	AXA Equitable Life Insurance Company	A+
161	$3,000,000	Female	83	93.9	MetLife Investors USA Insurance Company	N/A
162	$750,000	Male	83	82.39	John Hancock Life Insurance Company (U.S.A)	AA-
163	$4,500,000	Male	83	74.3	AXA Equitable Life Insurance Company	A+
164	$250,000	Male	83	52.9	Transamerica Life Insurance Company	AA-
165	$2,275,000	Male	83	93.8	Voya Retirement Insurance and Annuity Company	A
166	$10,000,000	Male	83	79.7	AXA Equitable Life Insurance Company	A+
167	$2,000,000	Male	83	86.0	Pacific Life Insurance Company	A+

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
168	$3,500,000	Male	83	72.9	AXA Equitable Life Insurance Company	A+
169	$6,217,200	Female	83	106.2	Phoenix Life Insurance Company	B+
170	$3,000,000	Male	83	61.5	Metropolitan Life Insurance Company	AA-
171	$1,500,000	Male	83	26.1	Pacific Life Insurance Company	A+
172	$2,000,000	Female	83	98.0	Jefferson-Pilot Life Insurance Company	AA-
173	$3,000,000	Male	82	69.2	Protective Life Insurance Company	AA-
174	$1,500,000	Male	82	69.2	American General Life Insurance Company	A+
175	$2,000,000	Female	82	117.1	Transamerica Life Insurance Company	AA-
176	$3,500,000	Female	82	92.6	Jefferson-Pilot Life Insurance Company	AA-
177	$1,000,000	Male	82	69.4	Lincoln National Life Insurance Company	AA-
178	$1,500,000	Male	82	58.5	Pacific Life Insurance Company	A+
179	$5,000,000	Male	82	111.0	American General Life Insurance Company	A+
180	$250,000	Male	82	150.5	Voya Retirement Insurance and Annuity Company	A
181	$5,000,000	Female	82	76.6	Sun Life Assurance Company of Canada (U.S.)	AA-
182	$1,995,000	Female	82	80.9	Transamerica Life Insurance Company	AA-
183	$4,000,000	Male	82	57.4	Jefferson-Pilot Life Insurance Company	AA-
184	$1,250,000	Female	82	61.5	Columbus Life Insurance Company	AA
185	$10,000,000	Male	82	81.9	New York Life Insurance Company	AA+
186	$2,300,000	Male	82	22.5	American General Life Insurance Company	A+
187	$2,500,000	Female	82	72.5	Voya Retirement Insurance and Annuity Company	A
188	$5,000,000	Female	82	57.6	Massachusetts Mutual Life Insurance Company	AA+
189	$5,000,000	Male	82	76.5	Transamerica Life Insurance Company	AA-
190	$2,000,000	Male	82	72.2	Ohio National Life Assurance Corporation	AA-
191	$1,000,000	Male	82	72.2	Ohio National Life Assurance Corporation	AA-
192	$350,000	Male	82	37.2	Reassure America Life Insurance Company	AA
193	$5,000,000	Male	82	84.44	Jefferson-Pilot Life Insurance Company	AA-
194	$5,000,000	Male	81	94.1	AXA Equitable Life Insurance Company	A+
195	$8,000,000	Male	81	86.7	AXA Equitable Life Insurance Company	A+
196	$550,000	Male	81	105.8	Genworth Life Insurance Company	BBB-
197	$1,680,000	Female	81	70.8	AXA Equitable Life Insurance Company	A+
198	$1,000,000	Female	81	99.0	Jefferson-Pilot Life Insurance Company	AA-
199	$1,250,000	Male	81	103.2	Metropolitan Life Insurance Company	AA-
200	$1,000,000	Male	81	68.2	AXA Equitable Life Insurance Company	A+
201	$1,250,000	Female	81	77.0	Principal Life Insurance Company	A+
202	$1,000,000	Male	81	59.2	AXA Equitable Life Insurance Company	A+
203	$3,000,000	Male	81	101.4	John Hancock Life Insurance Company (U.S.A)	AA-
204	$2,000,000	Male	81	42.8	Jefferson-Pilot Life Insurance Company	AA-
205	$1,750,000	Male	81	85.7	AXA Equitable Life Insurance Company	A+
206	$5,000,000	Male	81	75.3	AXA Equitable Life Insurance Company	A+
207	$300,000	Female	81	76.2	Hartford Life and Annuity Insurance Company	BBB+
208	$250,000	Male	81	82.8	American General Life Insurance Company	A+
209	$2,502,000	Male	81	154.5	Transamerica Life Insurance Company	AA-
210	$10,000,000	Male	81	116.5	John Hancock Life Insurance Company (U.S.A)	AA-
211	$1,210,000	Male	81	68.75	Lincoln National Life Insurance Company	AA-
212	$3,000,000	Female	81	109.1	West Coast Life Insurance Company	AA-
213	$7,000,000	Male	81	89.53	Genworth Life Insurance Company	BBB-
214	$3,000,000	Male	80	154.4	Metropolitan Life Insurance Company	AA-
215	$2,000,000	Male	80	30.4	Metropolitan Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
216	$6,000,000	Male	80	127.1	AXA Equitable Life Insurance Company	A+
217	$320,987	Female	80	109.2	John Hancock Life Insurance Company (U.S.A)	AA-
218	$130,000	Male	80	54.0	Genworth Life Insurance Company	BBB-
219	$1,000,000	Male	80	128.1	Empire General Life Assurance Corporation	AA-
220	$2,000,000	Female	80	92.6	Pacific Life Insurance Company	A+
221	$2,000,000	Female	80	91.1	Transamerica Life Insurance Company	AA-
222	$3,000,000	Male	80	114.9	Principal Life Insurance Company	A+
223	$200,000	Male	80	49.65	Prudential Life Insurance Company	AA-
224	$500,000	Male	80	51.25	Transamerica Life Insurance Company	AA-
225	$3,000,000	Male	79	45.9	Pacific Life Insurance Company	A+
226	$3,000,000	Male	79	45.9	Minnesota Life Insurance Company	A+
227	$3,000,000	Male	79	45.9	Prudential Life Insurance Company	AA-
228	$3,000,000	Male	79	94.7	Voya Retirement Insurance and Annuity Company	A
229	$5,000,000	Male	79	82.6	Pacific Life Insurance Company	A+
230	$5,000,000	Male	79	82.6	Pacific Life Insurance Company	A+
231	$4,000,000	Male	79	84.6	Jefferson-Pilot Life Insurance Company	AA-
232	$3,601,500	Male	79	98.5	Transamerica Life Insurance Company	AA-
233	$1,000,000	Male	79	100.9	Sun Life Assurance Company of Canada (U.S.)	AA-
234	$5,000,000	Male	79	134.0	Principal Life Insurance Company	A+
235	$5,000,000	Male	79	94.8	John Hancock Life Insurance Company (U.S.A)	AA-
236	$7,000,000	Male	79	90.4	Lincoln Benefit Life Company	BBB+
237	$476,574	Male	79	76.4	Transamerica Life Insurance Company	AA-
238	$2,250,000	Male	79	98.9	Massachusetts Mutual Life Insurance Company	AA+
239	$4,300,000	Female	79	114.2	American National Insurance Company	A
240	$1,000,000	Female	79	128.6	John Hancock Life Insurance Company (U.S.A)	AA-
241	$6,000,000	Male	79	111.8	AXA Equitable Life Insurance Company	A+
242	$5,000,000	Female	79	121.4	Voya Retirement Insurance and Annuity Company	A
243	$750,000	Male	79	74.0	Lincoln National Life Insurance Company	AA-
244	$3,000,000	Male	79	100.3	Principal Life Insurance Company	A+
245	$5,000,000	Male	78	123.5	Jefferson-Pilot Life Insurance Company	AA-
246	$5,000,000	Male	78	83.1	John Hancock Life Insurance Company (U.S.A)	AA-
247	$500,000	Male	78	71.4	John Hancock Life Insurance Company (U.S.A)	AA-
248	$5,000,000	Male	78	93.4	John Hancock Life Insurance Company (U.S.A)	AA-
249	$1,009,467	Male	78	63.2	John Hancock Life Insurance Company (U.S.A)	AA-
250	$4,000,000	Male	78	54.0	MetLife Investors USA Insurance Company	N/A
251	$2,500,000	Male	78	92.5	Massachusetts Mutual Life Insurance Company	AA+
252	$2,500,000	Male	78	92.5	Massachusetts Mutual Life Insurance Company	AA+
253	$5,000,000	Male	78	60.8	John Hancock Life Insurance Company (U.S.A)	AA-
254	$500,000	Female	78	121.3	Columbus Life Insurance Company	AA
255	$775,000	Male	78	129.4	Lincoln National Life Insurance Company	AA-
256	$3,750,000	Male	78	63.2	AXA Equitable Life Insurance Company	A+
257	$1,000,000	Male	78	115.3	Metropolitan Life Insurance Company	AA-
258	$5,000,000	Male	78	187.8	West Coast Life Insurance Company	AA-
259	$2,000,000	Female	78	61.19	Transamerica Life Insurance Company	AA-
260	$1,000,000	Male	77	119.9	Metropolitan Life Insurance Company	AA-
261	$2,840,000	Male	77	103.9	Transamerica Life Insurance Company	AA-
262	$1,000,000	Female	77	80.5	John Hancock Life Insurance Company (U.S.A)	AA-
263	$1,750,000	Male	77	67.4	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
264	$5,000,000	Male	77	108.9	Transamerica Life Insurance Company	AA-
265	$600,000	Male	77	89.89	Protective Life Insurance Company	AA-
266	$3,000,000	Male	76	103.9	Prudential Life Insurance Company	AA-
267	$3,000,000	Male	76	110.3	Protective Life Insurance Company	AA-
268	$2,000,000	Female	76	126.3	Aviva Life Insurance Company	A-
269	$4,000,000	Male	76	73.0	Massachusetts Mutual Life Insurance Company	AA+
270	$7,000,000	Female	76	129.3	Pacific Life Insurance Company	A+
271	$2,000,000	Male	76	113.0	Genworth Life Insurance Company	BBB-
272	$1,000,000	Male	76	89.5	Pacific Life Insurance Company	A+
273	$2,000,000	Male	76	126.3	Transamerica Life Insurance Company	AA-
274	$150,000	Male	76	112.5	Genworth Life Insurance Company	BBB-
275	$490,620	Male	76	92.63	Ameritas Life Insurance Corporation	A+
276	$5,000,000	Male	76	65.26	West Coast Life Insurance Company	AA-
277	$5,000,000	Male	75	156.1	Prudential Life Insurance Company	AA-
278	$3,000,000	Male	75	61.4	Aviva Life Insurance Company	A-
279	$200,000	Male	75	76.6	Voya Retirement Insurance and Annuity Company	A
280	$3,000,000	Male	75	121.0	John Hancock Life Insurance Company (U.S.A)	AA-
281	$5,000,000	Male	75	149.7	Massachusetts Mutual Life Insurance Company	AA+
282	$5,000,000	Male	75	149.7	Massachusetts Mutual Life Insurance Company	AA+
283	$8,000,000	Male	75	110.4	Metropolitan Life Insurance Company	AA-
284	$5,000,000	Male	75	37.7	Lincoln Benefit Life Company	BBB+
285	$850,000	Male	75	74.0	New York Life Insurance Company	AA+
286	$4,000,000	Female	74	151.4	American General Life Insurance Company	A+
287	$300,000	Male	74	21.1	Lincoln National Life Insurance Company	AA-
288	$2,000,000	Male	74	106.4	American General Life Insurance Company	A+
289	$10,000,000	Female	74	147.9	Voya Retirement Insurance and Annuity Company	A
290	$3,000,000	Female	74	123.5	General American Life Insurance Company	AA-
291	$500,000	Male	73	42.8	Midland National Life Insurance Company	A+
292	$3,000,000	Male	73	82.3	AXA Equitable Life Insurance Company	A+
293	$500,000	Male	72	135.4	Ameritas Life Insurance Corporation	A+
294	$370,000	Male	72	135.4	Ameritas Life Insurance Corporation	A+
295	$2,500,000	Male	72	106.1	American General Life Insurance Company	A+
296	$1,167,000	Male	72	33.9	Transamerica Life Insurance Company	AA-
297	$1,500,000	Male	72	120.9	Metropolitan Life Insurance Company	AA-
298	$3,000,000	Male	71	84.9	John Hancock Life Insurance Company (U.S.A)	AA-
299	$2,000,000	Male	71	111.5	New York Life Insurance Company	AA+
300	$2,000,000	Male	71	111.5	New York Life Insurance Company	AA+
301	$2,500,000	Male	71	126.9	Lincoln National Life Insurance Company	AA-
302	$2,500,000	Male	71	126.9	John Hancock Life Insurance Company (U.S.A)	AA-
303	$600,000	Male	71	94.9	AXA Equitable Life Insurance Company	A+
304	$500,000	Male	70	102.6	Transamerica Life Insurance Company	AA-
305	$500,000	Male	70	102.6	North American Company for Life And Health Insurance	A+
306	$2,000,000	Male	68	124.2	Transamerica Life Insurance Company	AA-
307	$1,000,000	Male	68	124.2	Genworth Life Insurance Company	BBB-
308	$1,000,000	Male	68	71.2	Protective Life Insurance Company	AA-
309	$2,000,000	Male	68	58.2	MetLife Investors USA Insurance Company	N/A
310	$2,000,000	Male	68	58.2	MetLife Investors USA Insurance Company	N/A

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
311	$156,538	Female	67	117.0	New York Life Insurance Company	AA+
312	$1,000,000	Male	66	55.5	Lincoln National Life Insurance Company	AA-
313	$1,000,000	Male	66	89.1	Transamerica Life Insurance Company	AA-
314	$250,000	Male	66	176.3	Prudential Life Insurance Company	AA-
	806,273,856

____________

(1)      The insured’s age is current as of the measurement date.

(2)      The insured’s life expectancy estimate, other than for a small face value insurance policy benefit, is the average of two life expectancy estimates provided by independent third-party medical actuarial underwriting firms actuarially adjusted through the measurement date.

Competition

We encounter significant competition in the life insurance purchasing and financing business from numerous companies, including hedge funds, investment banks, secured lenders, specialty life insurance finance companies and life insurance companies themselves. Many of these competitors have greater financial and other resources than we do and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They also have greater market share. In the event that certain better-financed life insurance companies make a significant effort to compete against our business or the secondary market in general, we would experience significant challenges with our business model.

Competition can take many forms, including the pricing of the financing, transaction structuring, timeliness and responsiveness in processing a seller’s application and customer service. Some competitors may outperform us in these areas. Some competitors target the same type of life insurance clients as we do and generally have operated in the markets we service for a longer period of time. Increased competition may result in increased costs of purchasing policies or may affect the availability and quality of policies that are available for our purchase. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk.

Government Regulation

The life insurance sector is highly regulated at both the federal and state levels. We are subject to federal and state regulation and supervision in the life insurance purchasing and finance business. There are significant regulations in many states that require us to obtain specific licenses or approvals to be able to purchase life insurance policies in those states. We continually research and monitor regulations and apply for the appropriate licenses in the required states.

Governments at both the federal and state levels have continued to review the impact of the business on the life insurance industry. Moreover, recent federal government actions with respect to insurance companies have increased the federal government’s role in regulating the insurance industry. Recently we have seen legislative efforts by state governments to mandate the sale or liquidation of life insurance policies as part of the Patient Protection and Affordable Care Act in order to increase the number of Americans covered by health insurance and decrease the cost of health care. This legislative effort is designed to monetize all assets of the insured prior to eligibility for health care provided under the Patient Protection and Affordable Care Act. These efforts may affect the number of life insurance policies available for purchase and their attractiveness.

State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the purchase of life insurance policies in those states. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules (even if not contained in state statutes). State regulators may also impose rules that are generally adverse to our industry. Because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new regulation would specifically involve or how it might affect our industry or our business.

Any adverse change in present laws or regulations, or their interpretation, in one or more states in which we operate (or an aggregation of states in which we conduct a significant amount of business) could result in a curtailment or termination of operations in such jurisdictions by us, or cause us to modify our operations in a way that adversely affects our ultimate profitability. Any such action could have a corresponding material and negative impact on our results of operations and financial condition, primarily through a material decrease in revenues, and could also negatively affect our general business prospects.

On occasion, the SEC has attempted to regulate the purchase of non-variable life insurance policies as transactions in securities under federal securities laws. In July of 2010, the SEC issued a Staff Report of its Life Settlement Task Force. In that report, the Staff recommended that certain types of purchased life insurance policies be classified as securities. The SEC has not taken any position on the Staff Report, and there is no indication if the SEC will take any action to implement the recommendations of the Staff Report. In addition, there has been several federal court cases in which transactions involving the purchase and fractionalization of life insurance contracts have been held to be transactions in securities under the federal Securities Act of 1933. We presently believe that the matters discussed in the Staff Report, and existing case law, do not impact our current business model since our purchases of life settlements are distinguishable from those cases that have been held by courts, and advocated by the Staff Report, to be transactions in securities. For example, we are not involved in fractionalization of any life insurance policies, and we presently do not purchase variable life insurance policies.

If federal law were to change, whether by action of the Congress or through the courts, with the result that purchases of non-fractionalized and non-variable life insurance policies would be considered transactions in “securities,” we would be in violation of existing covenants under our revolving credit facility requiring us to not operate or be characterized as an “investment company” under the Investment Company Act of 1940. This could in the short-term or long-term affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could threaten the viability of our business and our ability to satisfy our obligations as they come due.

With respect to state securities laws, almost all states currently treat the sale of a life insurance policy as a securities transaction under state laws, although some states exclude from the definition of a security the original sale from the insured or the policy owner to the life settlement provider. To date, due to the manner in which we conduct and structure our activities and the availability, in certain instances, of exceptions and exemptions under securities laws, such laws have not adversely impacted our business model.

State Life Settlement License Requirements

State laws differ as to the extent to which purchasers of life insurance policies are required to be licensed by a state regulatory agency. We may elect to conduct life insurance policy purchasing only in those states in which we are licensed or where no licensure is required. The licensing requirements differ from state to state, but where they exist, they typically require the payment of licensing fees, periodic reporting, and submission to audit by state regulators. We do not intend to purchase any life insurance policies in any states that require a license or similar qualification without first obtaining such license or qualification or purchasing through a licensed provider in that state.

The table below identifies all states (and the District of Columbia) in which we can conduct business directly with the seller of a life insurance policy or through a licensed provider. An asterisk (*) indicates that the state does not require licensing. In those states identified in the right-hand column, we can purchase policies through our provider relationships with Magna Administrative Services, Inc. Abacus Settlements, LLC, and Lotus Life, LLC. If our relationships with either Magna Administrative Services, Abacus Settlements or Lotus Life were to end, for any reason, we believe we would be able to enter into a relationship with a replacement provider shortly thereafter.

States Where We Conduct Business Directly	States Where We Conduct Business Through Other Licensed Providers
Alabama*	Louisiana
Arizona	Nevada
Arkansas	New Jersey
California
Colorado
Connecticut
Delaware
District of Columbia*
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan*
Minnesota
Mississippi
Missouri*
Nebraska
New Mexico*
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina*
South Dakota*
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming*

We are not presently able to conduct business in the following states due to the fact that we neither have a license to operate in the state nor do we have a relationship with another licensed provider in such state: Alaska, Montana, New Hampshire, North Dakota, and Vermont.

Health Insurance Portability and Accountability Act (HIPAA)

HIPAA requires that holders of medical records maintain such records and implement procedures in ways designed to assure the privacy of patient records. HIPAA has precipitated widespread changes in record keeping, including patient consent forms and access restrictions in data processing software. In order to carry out our business, we receive medical records and obtain a release to share such records with a defined group of persons. We are entitled to have access to patient information, take on the responsibility for preserving the privacy of that information, and use the information only for purposes related to the life insurance policies.

Employees

We employ approximately 40 total, full-time employees.

Company Website Access and SEC Filings

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 are filed with the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file or furnish reports, proxy statements and other information with the SEC.

Our general website address is www.gwglife.com. Our website has a wealth of information about our company, its mission, and our business. The contents of the website are not incorporated by reference in, or otherwise a part of, this prospectus.

DESCRIPTION OF THE REDEEMABLE PREFERRED STOCK

General

We are offering a maximum of 100,000 shares of our Redeemable Preferred Stock, par value $.001 per share, referred to as our “Redeemable Preferred Stock,” in this offering. Each share of Redeemable Preferred Stock has an initial Stated Value of $1,000 per share. Up to a maximum 15% of the aggregate Stated Value of preferred shares purchased from us may be converted into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject, however, to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations. For more detailed information, see “Redeemable Preferred Stock—Conversion by a Holder” below.

Redeemable Preferred Stock

Our Board of Directors has created, out of our authorized and unissued shares of our preferred stock, a series of preferred stock designated as the Redeemable Preferred Stock. Our Redeemable Preferred Stock is being offered pursuant to this prospectus and will be issued in up to 100,000 shares.

The following is a brief description of the terms of our Redeemable Preferred Stock. The description of our Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for our Redeemable Preferred Stock, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part.

Rank. With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, our Redeemable Preferred Stock ranks:

•         senior to our common stock and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that our Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•         pari passu with our Series A Convertible Preferred Stock;

•         senior or pari passu with all other classes and series of our preferred stock;

•         junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•         junior to all our existing and future debt obligations.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and rights upon our liquidation, winding-up or dissolution, the holders of our Redeemable Preferred Stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Redeemable Preferred Stock has an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events as set forth in the Certificate of Designation for our Redeemable Preferred Stock.

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value on such share.

Dividends on each share of Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. We expect to pay dividends on the Redeemable Preferred Stock monthly on the first day of each month (or the next following business day thereafter in the event such date is not a business day). In the event that provisions of Delaware law, our Certificate of Incorporation, as amended, or our borrowing agreements prohibit us from paying dividends in cash, and we do not pay dividends through the issuance of preferred stock as described below, unpaid dividends will cumulate.

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Redeemable Preferred Stock. Any Redeemable Preferred Stock we issue in satisfaction of our dividend-payment obligations will be valued at the Stated Value of such shares. We may exercise this option even if we are legally permitted to pay dividends in cash.

At or prior to such time as dividends are due and payable, a holder of Redeemable Preferred Stock may elect to convert all or any portion of such holder’s accrued but unpaid dividends into additional shares of Redeemable Preferred Stock, with each share having a value equal to the Stated Value, subject to adjustment for stock dividends, splits or combinations. In order to exercise this option, a holder must deliver written notice to us before such dividends are paid. We will permit holders to change their election to receive dividends in cash, or dividends through the issuance of additional preferred shares, once per calendar year.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Unless full cumulative dividends on our shares of Redeemable Preferred Stock for all past dividend periods through the most recent payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•         declare a dividend on any other series or class or classes of capital stock as to which the Redeemable Preferred Stock ranks senior or pari passu as to dividends or liquidation, including without limitation shares of common stock, in respect of any period; or

•         redeem, purchase or otherwise acquire any series or class of capital stock that ranks junior or pari passu to the Redeemable Preferred Stock (except for the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for us or any of our subsidiaries pursuant to agreements under which we have the right or option to repurchase such shares upon the occurrence of certain events or otherwise, or of shares of Series A Convertible Preferred Stock pursuant to the terms of the Certificate of Designation of Series A Convertible Preferred Stock, or terms superior to those contained within such Certificate of Designation of Series A Convertible Preferred Stock) for any consideration (or any money to be paid into any sinking fund or otherwise set apart for the purchase of any such junior stock).

Redemption Request at the Option of a Holder. Beginning one year from the date of original issuance of any shares of Redeemable Preferred Stock to be redeemed (and subject to the limitations described below under “Restrictions on Redemptions and Repurchases”), the holder will have the opportunity to request once per calendar quarter that we redeem up to 25% of such holder’s Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of the shares to be redeemed, plus any accrued but unpaid dividends thereon, less an applicable redemption fee. As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•         8% if the redemption is requested after the first anniversary and before the second anniversary of the original issuance of such shares.

•         5% if the redemption is requested after the second anniversary and before the third anniversary of the original issuance of such shares.

•         Beginning three years from the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her Redeemable Preferred Stock was purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. We will have the right to redeem any or all shares of our Redeemable Preferred Stock beginning on the one-year anniversary of the date of original issuance of such shares of Redeemable Preferred Stock to be redeemed. We will redeem such shares of Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Redeemable Preferred Stock, plus any accrued but unpaid dividends thereon.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Redeemable Preferred Stock. Each such notice will state the date on which the redemption by us shall occur, which date will be no later than 60 days following the notice date.

Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We will have discretion under the Certificate of Designation for the Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor redemption requests promptly after we become able to do so, with all such deferred redemption requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Subject to the limitations described below, holders of Redeemable Preferred Stock will have the option to convert the Redeemable Preferred Stock they purchase from us and hold into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject, however, to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations.

The right of holders to convert their Redeemable Preferred Stock is limited to 15% of the Stated Value of Redeemable Preferred Stock originally purchased by such holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares “originally purchased” from us. For example, if you purchase 5,000 shares of Redeemable Preferred Stock having an aggregate Stated Value of $50,000, and over the following one-year period either we ourselves elect to, or you elect to have us, satisfy our dividend-payment obligation through the issuance of additional preferred shares (resulting in our issuance to you of 3.5 additional shares of Redeemable Preferred Stock), the maximum number of shares of Redeemable Preferred Stock you may convert into our common stock will be 750 (having an aggregate Stated Value of $7,500, which is 15% of $50,000).

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our capital stock, or otherwise, is permitted under Delaware law, amounts that would be needed, if we were to be dissolved at the time of any such distribution, to satisfy the preferential rights of the holders of Redeemable Preferred Stock will not be added to our total liabilities.

Voting Rights. Our Redeemable Preferred Stock has no voting rights.

Protective Provisions. Although the Redeemable Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law), the affirmative vote or written consent of holders of at least a majority of the then-outstanding shares of Redeemable Preferred Stock, voting together as a single class, either given in writing or by vote at a meeting, is required for us to:

•         amend, modify, add, repeal or waive any provision of the Certificate of Designation for the Redeemable Preferred Stock or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Redeemable Preferred Stock;

•         authorize, create or issue shares of any class of stock having rights, preferences or privileges upon our liquidation that are superior to the Redeemable Preferred Stock; or

•         amend our Certificate of Incorporation in a manner that adversely and materially affects the rights of the Redeemable Preferred Stock.

Exchange Listing. We do not plan on making an application to list the shares of our Redeemable Preferred Stock on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Our common stock is listed on The NASDAQ Capital Market.

No Sinking Fund

The Redeemable Preferred Stock is not associated with any sinking fund.

Reports

We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of Redeemable Preferred Stock who sends us a written request.

PLAN OF DISTRIBUTION

General

We are offering up to a maximum of 100,000 shares of our Redeemable Preferred Stock in this offering through Emerson Equity LLC, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Redeemable Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Redeemable Preferred Stock.

The Redeemable Preferred Stock will be sold at a public offering price of $1,000 per share. Investors may pay cash or exchange their outstanding debt securities of the Company in satisfaction of the aggregate purchase price for the Redeemable Preferred Stock. Redeemable Preferred Stock will not be issued or certificated. This offering is a continuous offering, and we may terminate this offering at any time.

We will sell Redeemable Preferred Stock using DTC settlement and direct settlement with the Company. See “Settlement Procedures” below for more detail.

Emerson Equity LLC is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of Emerson Equity is 155 Bovet Road, Suite 725, San Mateo, CA 94402. Our dealer manager will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as soliciting broker-dealers, to sell our Redeemable Preferred Stock.

Compensation of Dealer Manager and Soliciting Broker-Dealers

We will pay to our dealer manager and soliciting broker-dealers a selling commission of 6.00% of the gross offering proceeds from this offering for a maximum of $6,000,000. We will also pay additional compensation to soliciting broker-dealers. In particular, the managing dealer and soliciting broker dealers may receive up to 2.00% of the gross offering proceeds as additional compensation consisting of (i) an accountable and non-accountable expense allowance, (ii) a dealer manager fee (payable only to Emerson Equity) for managing and coordinating the offering, (iii) a wholesaling fee (payable only to wholesaling dealers), and (iv) non-cash compensation. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the debentures.

Additional compensation includes (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds for a maximum of $600,000; (ii) an accountable allowance expense of up to 0.40% of gross offering proceeds for a maximum of $400,000; (iii) a dealer manager fee of 0.40% gross offering proceeds for a maximum of $400,000; (iv) a wholesaling fee of 0.50% of gross offering proceeds for a maximum of $500,000; and (v) non-cash compensation of up to 0.10% of gross offering proceed for a maximum of $100,000. Final additional compensation will not exceed 2.00% of gross offering proceeds, and the combined selling commission and such additional compensation under this offering will not exceed 8.00% of gross offering proceeds. Our dealer manager will repay to us any payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

Our dealer manager may reallow up to 0.60% of any additional compensation it receives to a soliciting broker-dealer. The amount of any such reallowance will be determined by our dealer manager in its sole discretion.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Redeemable Preferred Stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their broker-dealers to reduce the amount of selling commissions payable with respect to the sale of their Redeemable Preferred Stock down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Redeemable Preferred Stock.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Dealer Manager and Soliciting Broker-Dealer Compensation

The table below sets forth the nature and estimated amount of all items viewed as compensation by FINRA, assuming we sell all the Redeemable Preferred Stock offered hereby.

	Per Share	Maximum Offering
Public offering price	$1,000	$100,000,000
Selling commissions(1)(3)	$60	$6,000,000
Additional compensation(2)(3)	$20	$2,000,000
Proceeds, before expenses, to us	$9,200	$92,000,000

____________

(1)      Selling commissions will equal 6.00% of aggregate gross proceeds, and will be payable to each soliciting broker-dealer as authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.

(2)      Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

(3)      The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

To the extent permitted by law and our Certificate of Incorporation, we will indemnify the soliciting broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is not enforceable.

We will be responsible for the expenses of issuance and distribution of the Redeemable Preferred Stock in this offering, including registration fees, printing expenses and our legal and accounting fees, which we estimate will total approximately $300,000 (excluding selling commissions and dealer manager fees).

The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.

Settlement Procedures

We are settling purchases of our Redeemable Preferred Stock through a DTC participant (referred to as “DTC settlement”) or directly with the Company.

If your broker-dealer uses DTC settlement, then you may place an order for the purchase of Redeemable Preferred Stock through your broker-dealer. Investors purchasing Redeemable Preferred Stock through DTC settlement will coordinate with their registered representatives to pay the full purchase price for their Redeemable Preferred Stock by the applicable settlement date, and such payments will not be held in escrow. When settling their purchase through DTC settlement, investors purchasing Redeemable Preferred Stock will coordinate with their registered representatives of broker-dealer firms to pay the full purchase price for their Redeemable Preferred Stock by the settlement date, and such payments will not be held in escrow. Your broker-dealer will ensure your order is electronically placed with us and that we timely receive your subscription amount. There is no need to furnish us with a Subscription Agreement when you purchase through a DTC participant. Once we have received your subscription amount, we will either reject or accept your subscription. Once accepted based on our monthly closing cycle, we will have immediate access to your subscription amount and we will issue you the shares of Redeemable Preferred Stock you have purchased.

When settling their purchase directly with the Company, investors will send their completed and executed Subscription Agreement, together with their subscription amount, to us at the address listed in “How to Purchase Redeemable Preferred Stock.” Your subscription amount should be paid through a certified check or personal check payable to the order of “GWG Holdings, Inc.—Subscription Account.” In lieu of paying by check, you may wire your subscription amount to the account referenced in “How to Purchase Redeemable Preferred Stock.” If you are working with a broker-dealer or other investment professional, your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the shares of Redeemable Preferred Stock you have purchased. See “Settlement Procedures” below for a description of the closing procedures.

Each soliciting dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the soliciting broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the soliciting broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. Nevertheless, you may be required to represent and warrant to the registered representative that you have received a copy of this prospectus and have had sufficient time to review this prospectus. The selling broker-dealer will maintain records of any information used to determine that an investment in the Redeemable Preferred Stock is suitable and appropriate for an investor.

Minimum Purchase Requirements

For your initial investment in our Redeemable Preferred Stock, you must invest at least $10,000, or such lesser amount as we in our discretion accept. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Redeemable Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the initial purchase, ownership and disposition of shares of Redeemable Preferred Stock. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Redeemable Preferred Stock. We have based this summary on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. However, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of Redeemable Preferred Stock. Thus, the IRS could take a different position regarding one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of Redeemable Preferred Stock who acquire the Redeemable Preferred Stock from us in this offering and hold the Redeemable Preferred Stock as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, securities dealers, real estate investment trusts, regulated investment companies, or persons who hold Redeemable Preferred Stock as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction; or any U.S. estate or gift tax laws.

If you are considering the purchase of Redeemable Preferred Stock, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the Redeemable Preferred Stock, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a holder of Redeemable Preferred Stock that is:

•         for United States federal income tax purposes, a citizen or resident of the United States;

•         a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

•         an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•         a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

Cash Distributions. In general, cash distributions, if any, made with respect to our Redeemable Preferred Stock will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first reduce a U.S. holder’s tax basis in the Redeemable Preferred Stock, and the excess will be treated as gain from the disposition of Redeemable Preferred Stock, the tax treatment of which is discussed below under “Disposition of Redeemable Preferred Stock, Including Redemptions.” We currently do not have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for any distributions on the Redeemable Preferred Stock to qualify as dividends for U.S. federal income tax purposes.

Dividends received by individual holders of Redeemable Preferred Stock will generally be subject to a maximum tax rate of up to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. That preferential rate does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the preferential rate does not apply to dividends that are paid to individual shareholders with respect to the Redeemable Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Redeemable Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Redeemable Preferred Stock that is held for 90 days or less during the 181-day period beginning on the date which is 90 days before the date on which the Redeemable Preferred Stock becomes ex-dividend). In addition, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend.” In addition, dividends recognized by certain U.S. holders could be subject to the 3.8% Medicare tax on net investment income. Shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate holders of Redeemable Preferred Stock generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181-day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate holders of Redeemable Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Redeemable Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its tax basis in the Redeemable Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s tax basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S. holder is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives on our Redeemable Preferred Stock.

Constructive Distributions on Redeemable Preferred Stock. A distribution of stock by a corporation may be deemed made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs, and such a deemed distribution is treated as a distribution of property under Code Section 301. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the difference between the two prices (“redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock.

The constructive distribution of property would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) under Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as distributions of preferred stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Redeemable Preferred Stock is uncertain.

We have the right to call the Redeemable Preferred Stock for redemption one year after the date of original issuance of shares of Redeemable Preferred Stock (the “call option”) at a price of 100% of the Stated Value plus any accrued but unpaid dividends thereon. We are required to redeem the Redeemable Preferred Stock of a holder who is a natural person upon his or her death, disability or bankruptcy within 60 days of receipt of a written request of the holder or the holder’s estate at a redemption price equal to the Stated Value plus accrued and unpaid dividends thereon through and including the date of redemption.

If the redemption price of the Redeemable Preferred Stock exceeds the issue price of Redeemable Preferred Stock upon any redemption, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions of additional Redeemable Preferred Stock. Assuming that the issue price of the Redeemable Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Redeemable Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Redeemable Preferred Stock is sold.

A redemption premium for the Redeemable Preferred Stock should not result in constructive distributions if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium should be considered de minimis if such premium is less than one quarter of one percent of the Redeemable Preferred Stock’s liquidation value, multiplied by the number of complete years such stock was held. Because the determination under the OID Rules of a maturity date for the Redeemable Preferred Stock is unclear, the remainder of this discussion assumes that the Redeemable Preferred Stock is issued with a redemption premium greater than a de minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Redeemable Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Prospective purchasers of Redeemable Preferred Stock should consult their own tax advisors regarding the potential implications of these constructive distribution rules.

Holder’s Conversion Option. If a U.S. holder’s shares of Redeemable Preferred Stock are converted into our common stock, the holder should not recognize gain or loss upon the conversion except as noted below. If a U.S. holder receives cash in lieu of a fractional share of stock, the holder should recognize gain or loss equal to the difference between the cash received and that portion of such holder’s basis in the stock attributable to the fractional share. The U.S. holder’s conversion of Redeemable Preferred Stock into common stock may result in a deemed distribution taxed in the same manner as a cash distribution described under the heading “Material U.S. Federal Income Tax Consequences—U.S. Holder: Cash Distributions” if either: (i) the holder’s right is pursuant to a plan to periodically increase a shareholder’s proportionate interest in our assets or earnings and profits, or (ii) there are dividends in arrears on the Redeemable Preferred Stock at the time of the conversion, and as a result, the holder’s interest in our assets or earnings and profits increases. In the latter case, the amount of the constructive distribution is limited to the lesser of (i) the redemption premium; or (ii) the amount of dividends in arrears on the Redeemable Preferred Stock. We believe that any conversion of the Redeemable Preferred Stock into common stock should not be treated as pursuant to a plan to periodically increase the holders’ interest in the assets or earnings and profits of the Company. Accordingly, the amount of any deemed distribution upon conversion should be the lesser of: (i) the redemption premium for Redeemable Preferred Stock or (ii) the amount of dividends in arrears.

A U.S. holder’s initial tax basis in common stock received in the conversion will be equal to such holder’s basis in the Redeemable Preferred Stock surrendered in the exchange (taking into account the basis of any fractional share for which cash is paid), and the holding period for such common stock will include the period during which the holder held such Redeemable Preferred Stock. Generally, a U.S. holder’s initial tax basis in any common stock (or portion thereof) considered received as a constructive distribution will be equal to its fair market value, and the holding period with respect to such common stock will begin on the date of the exchange.

Disposition of Redeemable Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Redeemable Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Redeemable Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by non-corporate U.S. holders could be subject to the 3.8% tax on net investment income.

A redemption of shares of Redeemable Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such shares exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock redeemed, except to the extent that any cash received is attributable to any declared but unpaid dividends, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions.” A payment made in redemption of Redeemable Preferred Stock may be treated as a distribution, rather than as payment in exchange for the Redeemable Preferred Stock, unless the redemption:

•         is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•         is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•         results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

•         is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Redeemable Preferred Stock and our common stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder owns through attribution under Code Section 318.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a distribution, the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Code Section 302(b). A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder effectively waives the attribution of shares of our stock constructively owned by the U.S. holder in accordance with Code Section 302(c)(2). A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Redeemable Preferred Stock will not qualify for this exception because the Redeemable Preferred Stock does not have voting rights.

For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business.

Each U.S. holder of the Redeemable Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Redeemable Preferred Stock will be treated as a dividend or a payment in exchange for the Redeemable Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions” apply.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on, and to certain payments of proceeds on the redemption of, the Redeemable

Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on, and certain payments of proceeds on the sale or other disposition of, the Redeemable Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

For the purposes of this discussion, a “non-U.S. holder” means any holder of Redeemable Preferred Stock other than a U.S. holder. Any Redeemable Preferred Stock purchaser who is not a U.S. citizen will be required to furnish appropriate documentation that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable requirements of the IRS.

Distributions on the Redeemable Preferred Stock. If distributions are made with respect to the Redeemable Preferred Stock (including constructive distributions as discussed under the heading “Material U.S. Federal Income Tax Considerations—Constructive Distributions on Redeemable Preferred Stock”), such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Redeemable Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Redeemable Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation (a “USRPHC”) and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at the applicable rate), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at the applicable rate (discussed below under “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Redeemable Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or the rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Redeemable Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Redeemable Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Redeemable Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

•         the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States);

•         the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•         we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Redeemable Preferred Stock. This assumes that the Redeemable Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. We do not believe that we are currently a USRPHC or that we will become one in the future although we cannot be certain of our future operations and asset holdings.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Redeemable Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Redeemable Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Redeemable Preferred Stock, a redemption of shares of the Redeemable Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Redeemable Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock redeemed, except that to the extent that any cash received is attributable to any declared but unpaid dividends on the Redeemable Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Distributions on the Redeemable Preferred Stock.” A payment made in redemption of the Redeemable Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Redeemable Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations—U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Redeemable Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Redeemable Preferred Stock will be treated as a dividend or as payment in exchange for the Redeemable Preferred Stock.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Redeemable Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Accounts at Foreign Financial Institutions. The Foreign Account Tax Compliance Act (“FATCA”), will generally impose a 30% withholding tax on dividends on, and the gross proceeds of a disposition of, Redeemable Preferred Stock that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution satisfies certain requirements, including entering into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (directly or indirectly); and (ii) certain other foreign entities unless such entity certifies that it does not have any substantial U.S. owners or provides information for each substantial U.S. owner and such entity satisfies other specified requirements. Foreign financial institutions located in jurisdictions that have an “intergovernmental agreement” with the United States governing FATCA may be subject to different rules.

Although FATCA generally applies now, IRS guidance indicates that the FATCA withholding tax of 30% will not apply to gross proceeds from the disposition of shares of our Redeemable Preferred Stock until after December 31, 2016.

Although administrative guidance and final Treasury regulations regarding the FATCA rules have recently been issued, the exact scope of these rules remains unclear. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in the Redeemable Preferred Stock.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the Redeemable Preferred Stock under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state and foreign tax consequences.

LEGAL MATTERS

Certain legal matters in connection with the Redeemable Preferred Stock will be passed upon for us by Maslon LLP, of Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2014 and December 31, 2013, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm. As indicated in their report with respect thereto, these consolidated financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Redeemable Preferred Stock to be offered and sold pursuant to the prospectus which is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the Redeemable Preferred Stock to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement, and the documents incorporated by reference into the prospectus.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.gwglife.com. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402, where all records concerning the Redeemable Preferred Stock are to be retained. Redeemable Preferred Stock holders and their representatives can request information regarding the Redeemable Preferred Stock by contacting our office by mail at our address or by telephone at (612) 746-1944 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference the following documents we have filed with the SEC:

•         Our Annual Report on Form 10-K for the period ended December 31, 2014, filed with the SEC on March 13, 2015;

•         Our Quarterly Reports on Form 10-Q for the period ended June 30, 2015, filed with the SEC on August 13, 2015 and for the period ended March 31, 2015, filed with the SEC on May 14, 2015;

•         Our Current Reports on Form 8-K filed with the SEC on August 11, 2015, June 2, 2015, May 13, 2015, May 12, 2015, May 6, 2015, and February 18, 2015; and

•         Our definitive proxy statement filed with the SEC on April 30, 2015.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Jon L. Gangelhoff, Chief Operating Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Telephone Number: (612) 746-1944

In addition, such reports and documents may be found on our website at www.gwglife.com.

$100,000,000 of Redeemable Preferred Stock

Maximum of 100,000 Shares of Redeemable Preferred Stock

GWG HOLDINGS, INC.

______________________________

PROSPECTUS

______________________________

October 23, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the dealer manager commissions and fees) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates:

Securities and Exchange Commission registration fee	$11,620
Accounting fees and expenses	$50,000
Legal fees and expenses	$75,000
FINRA filing fees	$15,500
Blue sky fees and expenses	$0
Printing expenses	$75,000
Miscellaneous	$72,880
Total	$300,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2012, the Company’s wholly owned subsidiary, GWG Life, sold $50,000 in principal amount of Series I Secured notes for cash. In addition, $141,052 in principal amount of such notes were sold in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2012, the Company sold a total of 855,240 shares of Series A Preferred Stock for aggregate cash consideration of $6,414,300. In addition, 563,467 preferred shares were sold in consideration of converted principal and interest owing under Series I Secured notes, and 82,323 preferred shares were issued as in-kind dividends payable on account of the preferred stock. In connection with the sales of preferred stock, the Company issued three-year warrants for the purchase of up to 694,034 shares of common stock at the per-share price of $6.25. The preferred stock and warrants were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the preferred stock and received customary sales commissions aggregating $1,051,000.

In 2013, the Company’s wholly owned subsidiary, GWG Life, sold $196,484 in principal amount of Series I Secured notes in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the notes.

In 2013, the Company issued 82,606 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 110,584 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 60,000 shares of common stock to Brewer Consulting Group in exchange for certain advisory services including financial consulting and marketing support to be provided to the Company by Brewer Consulting Group. The common stock was sold to Brewer Consulting Group, as accredited investor, in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit Number	Description
1.1	Agreement with Dealer Manager (filed herewith)
3.1	Certificate of Incorporation(1)
3.2	Certificate of Amendment of Certificate of Incorporation, dated July 29, 2011(2)
3.3	Certificate of Designation for Series A Convertible Preferred Stock(2)
3.4	Form of Certificate of Designation for Redeemable Preferred Stock (filed herewith)
3.5	Bylaws (as amended and restated through November 14, 2014)(17)
3.6	Certificate of Amendment of Certificate of Incorporation, dated June 24, 2014(13)
4.1	Form of Subscription Agreement (filed herewith)
5.1	Opinion of Maslon LLP (filed herewith)
10.1	Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral- Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender), dated effective January 25, 2013(7)*
10.2	Performance Guaranty of GWG Holdings, LLC dated July 15, 2008, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender)(2)
10.3

General Reaffirmation and Modification Agreement dated effective January 29, 2013 delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender)(7)**

10.4	Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders(11)
10.5

Pledge Agreement dated November 15, 2010, by and among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee)(2)

10.6	Amended and Restated Investment Agreement with Insurance Strategies Fund, LLC, dated as of September 3, 2009(2)
10.7	Addendum No. 1 to Sub-Sublease Agreement effective as of July 14, 2008 by Opportunity Finance, LLC and GWG Life, LLC(5)
10.8	Employment Agreement with Jon R. Sabes, dated June 14, 2011(4)
10.9	Employment Agreement with Steven F. Sabes, dated June 14, 2011(4)
10.10	Employment Agreement with Paul A. Siegert, dated June 14, 2011(4)
10.11	Purchase and Sale Agreement with Athena Securities Group Ltd. and Athena Structured Funds PLC, dated July 11, 2011(2)
10.12	Shareholders’ Agreement with respect to Athena Structured Funds PLC, dated July 11, 2011(2)(10)
10.13	Amendment to Third Amended and Restated Note Issuance and Security Agreement, dated as of November 18, 2013, with Lord Securities Corporation (as trustee for the GWG LifeNotes Trust)(11)
10.14	Purchase and Sale Agreement among GWG Holdings, Inc., Athena Securities Group Limited and GWG Securities International Public Limited Company, dated June 28, 2013(9)
10.15	2013 Stock Incentive Plan dated March 27, 2013(8)
10.16	Form of Stock Option Agreement used under 2013 Stock Incentive Plan (revised June 2014)(12)
10.17	Employment Agreement with William Acheson, dated May 30, 2014(12)
10.18	Amendment No. 1 to Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank and Autobahn Funding Company LLC, dated May 29, 2014(12)
10.19	Employment Agreement with Michael D. Freedman, dated September 22, 2014(15)
10.20	Stock Option Agreement with Michael D. Freedman, dated September 22, 2014(15)
21	List of Subsidiaries (8)
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Maslon LLP (f/k/a Maslon Edelman Borman & Brand, LLP) (contained within Exhibit 5.1 above)

____________

(1)      Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).

(2)      Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).

(3)      Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).

(4)      Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).

(5)      Incorporated by reference to Form S-1/A Registration Statement filed on July 26, 2011 (File No. 333-174887).

(6)      Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).

(7)      Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.

(8)      Incorporated by reference to Annual Report on Form 10-K for the period ended December 31, 2013, filed on March 20, 2014.

(9)      Incorporated by reference to Current Report on Form 8-K filed on July 8, 2013.

(10)   Agreement was terminated effective June 28, 2013.

(11)   Incorporated by reference to Post-Effective Amendment No. 8 to Form S-1/A filed on November 12, 2013 (File No. 333-174887).

(12)   Incorporated by reference to Form S-1/A Registration Statement filed on June 6, 2014 (File No. 333-195505).

(13)   Incorporated by reference to Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed on August 8, 2014.

(14)   Incorporated by reference to Form S-1/A Registration Statement filed on November 4, 2014 (File No. 333-197227).

(15)   Incorporated by reference to Form S-1/A Registration Statement filed on December 18, 2014 (File No. 333-197227).

(16)   Incorporated by reference to Form S-1/A Registration Statement filed on January 7, 2015 (File No. 333-197227).

(17)   Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement filed on January 20, 2015 (File No. 333-197227).

*         The registrant earlier filed the original Credit and Security Agreement dated July 15, 2008, Consent and Amendment No. 1 to the Credit and Security Agreement dated December 14, 2010, and Consent and Amendment No. 2 to the Credit and Security Agreement dated June 10, 2011. These documents were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Form S-1/A Registration Statement filed on August 23, 2011.

**       The registrant earlier filed a Reaffirmation of Guaranty dated as of June 10, 2011, which was filed as Exhibit 10.7 to the Form S-1/A Registration Statement filed on August 23, 2011.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      [intentionally omitted]

(5)      For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 23, 2015.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jon R. Sabes and William Acheson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of October 23, 2015, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Paul A. Siegert*	Director, Executive Chairman
Paul A. Siegert

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Steven F. Sabes*	Director, Executive Vice President and Secretary
Steven F. Sabes

/s/ David H. Abramson	Director
David H. Abramson

/s/ Charles H. Maguire III*	Director
Charles H. Maguire III

Jeffrey L. McGregor	Director
Jeffrey L. McGregor

/s/ Shawn R. Gensch	Director
Shawn R. Gensch

____________

*           By Jon R. Sabes, Attorney-in-Fact, October 23, 2015